As filed with the Securities and Exchange Commission on

 August 23, 2004

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NMXS.COM, INC.

(Name of Small Business Issuer in its Charter)

         DELAWARE                         7389                91-1287406

     -------------                   -------------           -------------

(State or other jurisdiction  (Primary Standard Industrial (I.R.S. Employer

             of               Classification Code Number)  Identification No.)

incorporation or organization)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(505) 255-1999

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

RICHARD GOVATSKI

PRESIDENT AND DIRECTOR

NMXS.COM, INC.

5021 INDIAN SCHOOL ROAD, SUITE 100

ALBUQUERQUE, NEW MEXICO 87110

(505) 255-1999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

-i-

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF

 TITLE OF EACH CLASS OF                                     OFFERING PRICE      AGGREGATE          REGISTRATION

 SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED      PER SHARE           OFFERING PRICE     FEE

----------------------------   -----------------------      ----------------    ----------------   ------------

Common Stock, par value              2,714,545                   $.39             $1,058,673          $134.13

$.001 per share (1)

Common Stock, par value

$.001 per share (2)                  2,857,143                   $.35             $1,000,000          $126.70

Common Stock, par value

$.001 per share (3)                  1,000,000                   $.39             $  390,000          $ 49.41

Common Stock, par value

$.001 per share (4)                  2,800,000                   $.39             $1,092,000          $138.35

                                                                                  ----------         --------

Total                                9,371,688                                    $3,540,673          $448.59

(1) Represents Selling Security Holders shares being sold to the public. The price of $.39 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the last trade price reported on the OTC Bulletin Board on August 11, 2004.

(2) Represents shares being sold to the public. The price of $.35 per share is based on a 10% discount to the closing sales price of the shares to the public. On August 11, 2004 our share price closed at $.39 per share.

(3) Represents shares of common stock issuable in connection with the conversion of warrants issued to First Mirage, Inc. The price of $.39 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the last trading price reported on the OTC Bulletin Board on August 11, 2004.

(4) Represents shares of common stock issuable in connection with the conversion of preferred stock.  The price of $.39 is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the last trading price reported on the OTC Bulletin Board on August 11, 2004.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED                                 , 2004

NMXS.COM, INC.

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2,857,143 SHARES OF COMMON STOCK

2,714,545 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

1,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH

CONVERSION OF WARRANTS

2,800,000 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF

 PREFERRED SHARES

We are offering 2,857,143 shares of our common stock at $0.35 per share. In addition, our selling security holders are offering to sell 2,714,545 shares of our common stock, 1,000,000 shares of our common stock issuable in connection with their conversion of our warrants, and 2,800,000 shares of our common stock issuable in connection with their conversion of our preferred shares.

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THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2004

Currently, we have not established an underwriting arrangement for the sale of these shares. Richard Govatski, our President and Director will be the only person that will conduct the direct public offering. He intends to offer and sell the shares in the primary offering through his business and personal contacts. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering; therefore, funds will not be placed in an escrow or similar account. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

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Our common stock is listed on the OTC Bulletin Board under the symbol "NMXS." The last reported sale price of our common stock on August 11, 2004 was $0.39.

This prospectus also relates to the resale by the selling stockholders of up to 2,714,545 shares of common stock, 1,000,000 shares of our common stock issuable in connection with the conversion of our warrants, and 2,800,000 shares of our common stock issuable in connection with the conversion of our preferred shares. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 2,857,143 shares as well as the exercise of the outstanding warrants.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of Utah on August 12, 1983.  On April 28, 1997, we changed domicile to the State of Delaware by merging into a Delaware corporation incorporated on October 14, 1980.  On August 3, 1999, our corporate name was changed to "NMXS.com, Inc."

Through our wholly owned subsidiaries, New Mexico Software, Inc. and Working Knowledge, Inc., we develop and market proprietary Internet technology-based software for the management of digital high-resolution graphic images, video clips, and audio recordings. Through New Mexico Software we develop and market the software, and through Working Knowledge we provide data maintenance services related to the New Mexico Software digital asset management system.

WHERE YOU CAN FIND US

We are located at 5021 Indian School Road NE, Suite 100, Albuquerque, New Mexico 87110. Our telephone number is (505) 255-1999 and our facsimile number is (505) 255-7201.

SECURITIES OFFERED BY US

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We are offering a maximum amount of 2,857,143 shares of common stock, $.001 par value, at $0.35 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use.  There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. You will be purchasing our shares from us and not our selling security holders.

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RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to NMXS.com, Inc. and not to the selling shareholders.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL OR NO PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering.  Therefore, we may only receive a partial amount of the intended offering or no amount from the offering.  If we do not receive the full amount of proceeds we may not be able to attain our intended use of proceeds, specifically, payment of our present IRS obligation, repayment of our Los Alamos National Bank loan, hiring of additional sales representatives and repurchase of our company stock. In addition, we may not even be able to pay the costs of this registration statement.  This would affect our ability to grow our business.  Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

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SALES BY SELLING SECURITY HOLDERS BELOW THE $.39 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

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The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

A SMALL AMOUNT OF CUSTOMERS REPRESENT A LARGE AMOUNT OF OUR REVENUES AND THE LOSS OF SUCH CUSTOMERS WILL RESULT IN A SIGNIFICANT DECREASE IN REVENUES AND THREATEN OUR ONGOING OPERATIONS

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During the quarter ended June 30, 2004, four customers accounted for 70% of our revenue (Honeywell 20%, MPG Systems 26%, Sun Healthcare 13% and Universal Studios 11%).  In addition, during the year ended December 31, 2003, seven customers accounted for 85% of our revenues.  The loss of such customers will result in a significant decrease in our revenues.  Such decrease will negatively impact our growth and threaten our ongoing operations.

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A SMALL AMOUNT OF CUSTOMERS REPRESENT A LARGE AMOUNT OF OUR ACCOUNTS RECEIVABLE AND THE FAILURE TO COLLECT THOSE BALANCES WILL RESULT IN A SIGNIFICANT DECREASE IN CASH FLOW AND THREATEN OUR ONGOING OPERATIONS

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As of June 30, 2004, five customers accounted for 79% of our accounts receivable balance (Stampede Entertainment 22%, Forbes.com 21%, MPG Systems 15%, Honeywell 12%, Universal Studios 8%).  Failure to collect these balances will result in a significant decrease in our working cash flow.  Such decrease will negatively impact our growth and threaten our ongoing operations.

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OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

Richard Govatski and Teresa B. Dickey, our senior executives are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected.

NOTWITHSTANDING THE STEPS WE HAVE TAKEN TO PROTECT OUR INTELLECTUAL PROPERTY, MISAPPROPRIATION OF OUR INTELLECTUAL PROPERTY CAN RESULT IN A SIGNIFICANT NEGATIVE EFFECT ON OUR REVENUES AND OPERATIONS

We have several proprietary aspects to our software that we believe make our products unique and desirable in the marketplace. Consequently, we regard protection of the proprietary elements of our products to be of paramount importance and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws, and restrictions on disclosure and transferring of title. We have entered into confidentiality and non-disclosure agreements with our employees and contractors in order to limit access to, and disclosure of, our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. Such misappropriation can cause our revenues and operations to be negatively effected.

ALTHOUGH WE BELIEVE WE HAVE NOT INFRINGED UPON ANY PROPRIETARY RIGHTS, OUR INDUSTRY IS SUBJECT TO LAWSUITS INVOLVING INFRINGEMENT OF PROPRIETARY RIGHTS WHICH COULD RESULT IN COSTLY LITIGATION

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any such claim, whether meritorious or not, could be time- consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations, and financial condition.

IF THE FEDERAL GOVERNMENT AND STATE GOVERNMENTS ENACT LAWS APPLICABLE TO THE INTERNET IT COULD IMPOSE ADDITIONAL FINANCIAL BURDENS AND OTHER BURDENS ON US

There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online.

IF STATES DECIDE TO IMPOSE A TAX ON COMPANIES ENGAGED IN INTERNET SERVICES THIS WOULD IMPOSE AN ADDITIONAL FINANCIAL BURDEN ON US

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. This would cause a financial burden to us and strain our cash flow.

SINCE WE ARE IN THE PROCESS OF PROTECTING OUR TRADE NAMES, CERTAIN PARTIES MAY TRY TO MISAPPROPRIATE OUR TRADE NAMES WHICH COULD CAUSE CONFUSION IN THE MARKETPLACE AND BE COSTLY AND TIME- CONSUMING TO US

While we have commenced the process to protect our trade names, we have not completed the process. Thus, others could attempt to use trade names that we have selected. Such misappropriation of our brand identity could cause significant confusion in the highly competitive Internet technology marketplace and legal defense against such misappropriation could prove costly and time- consuming. As part of the brand identity creation process that defines our products to be unique in the Internet technology marketplace and proprietary in nature, we have begun the process to protect certain product names and slogans as registered trademarks to designate exclusivity and ownership.

OUR INTELLECTUAL PROPERTY RIGHTS MAY NOT BE AVAILABLE IN ALL COUNTRIES WHICH CAN CAUSE THIRD PARTIES TO INFRINGE UPON SUCH RIGHTS RESULTING IN A NEGATIVE EFFECT ON ANY INTERNATIONAL OPERATIONS WE UNDERTAKE

Although trademarked in the U.S., effective trademark, copyright or trade secret protection may not be available in every country in which our products may eventually be distributed. There can also be no assurance that the steps taken by us to protect our rights to use these trademarked names and slogans and any future trademarked names or slogans will be adequate, or that third parties will not infringe or misappropriate our copyrights, trademarks, service marks, and similar proprietary rights. This can have a negative effect on any international operations that we undertake.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months.  In particular, we intend to hire 2 engineers and 3 sales/marketing people to handle our anticipated growth resulting from future sales.  We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth.  Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

OUR RELIANCE ON ISSUANCES OF SHARES OF OUR COMMON STOCK FOR SERVICES PERFORMED FOR US IN LIEU OF PAYING FOR SUCH SERVICES WILL RESULT IN DILUTION OF YOUR INVESTMENT AND A DEPRESSED MARKET PRICE FOR OUR SHARES OF COMMON STOCK

We have entered into agreements with companies that perform services for us. Under the terms of such agreements, we pay for such services by issuing shares of our common stock in lieu of making cash payments. The issuance of such shares will result in the dilution of your investment in us. Furthermore, since such shares are normally registered in a Form S-8 registration statement and such registration statement has the effect of being able to issue such shares as unrestricted shares, or freely tradable upon receipt, the sale of such shares can have the effect of decreasing the price for our shares of common stock.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

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INCREASED LEASE OBLIGATION COULD IMPOSE AN ADDITIONAL FINANCIAL BURDEN ON US

When we relocated our New Mexico office, our monthly lease obligation increased from $3,000 per month to $4,000 per month.  In addition, our lease agreement for our California office space has expired, and we have not completed the negotiations for a new lease.  We anticipate that the new lease in California will result in a monthly obligation similar to our current obligation, which is $3,333 per month; and if we are unable to renew the lease with terms satisfactory to us, we believe similar space will be available at comparable rates.  However, there is no assurance that we will be able to negotiate a lease with acceptable monthly rates.  Any failure to negotiate an acceptable lease for the California office space, coupled with the increased obligation for the New Mexico office space could cause a financial burden to us and strain our cash flow.

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USE OF PROCEEDS

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The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 2,857,143 shares of our common stock at a price of $0.35 per share are estimated to be $1,000,000.  The proceeds, if any, may be significantly less than $1,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering.  We expect to use the net proceeds from this offering for the purposes described in the table below. Any net proceeds would be used first to pay the offering expenses of $50,000, then the payroll tax obligation of $350,000.  Any net proceeds after the offering expenses and payroll tax obligation would be prorated equally among the other items listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds                $  $1,000,000

                                     Amount

Offering Expenses ..........     $   50,000

Payment of Tax Obligation (1)    $  300,000

Repayment of Los Alamos

  National Bank Loan (2)         $  165,000

Engineers/Sales Staff (3)        $  300,000

Repurchase of Company Stock(4)   $  185,000

Gross Proceeds .............     $1,000,000

Less Offering Expenses .....         50,000

Net Proceeds ...............      $ 950,000

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(1) Represents past due payroll tax obligations which were not paid at the time they were due because of insufficient cash flow, plus estimated penalties and interest. The payroll taxes are for both Federal and State payroll taxes for the second, third and fourth quarters of 2002 and the first, second and third quarters of 2003.

(2) Represents a note payable to Los Alamos National Bank with an annual interest rate of 7%, due October 15, 2004.

(3) Represents the hiring of 2 engineers and 3 sales representatives at an annual salary of $60,000 per employee.  Therefore, since we are using the initial $400,000 of proceeds for offering expenses and the IRS obligation and pro-rating the balance of proceeds received, for each $120,000 raised over $400,000, we can hire one employee.

(4) We intend to use this amount to undertake the repurchase of our shares of common stock on the open market.

DETERMINATION OF OFFERING PRICE

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The price of $0.35 per share for the offering of 2,857,143 shares has been determined based on a 10% discount to the closing price of $0.39 for our shares of common stock as reported on the OTC Bulletin Board on August 11, 2004.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "NMXS." The following table sets forth the high and low bid prices for our common stock since the first quarter of 2002.

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YEAR     QUARTER            HIGH           LOW

2002     First             0.40          0.32

2002     Second            0.50          0.20

2002     Third             0.26          0.17

2002     Fourth            0.23          0.17

2003     First             0.19          0.05

2003     Second            0.11          0.05

2003     Third             0.17          0.06

2003     Fourth            0.71          0.17

2004     First             1.07          0.41

2004     Second             .78           .22

2004     Third              .46           .32

       (to August 11, 2004)

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As of August 12, 2004, based on our transfer agent records, we had 366 shareholders holding 30,946,795 shares of our common stock.

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The above quotations reflect the inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

EQUITY COMPENSATION PLAN INFORMATION

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The following table sets forth certain information as of June 30, 2004, with respect to compensation plans under which our equity securities are authorized for issuance:

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                                   (a)                   (b)                     (c)

                           --------------------   --------------------   -------------------

                                                                         Number of securities

                                                                         remaining available

                           Number of securities                          for future issuance

                           to be issued upon      Weighted-average       under equity

                           exercise of            exercise price of      compensation plans

                           outstanding options,   outstanding options,   (excluding securities

                           warrants and rights    warrants and rights    reflected in column (a))

                           --------------------   --------------------   -------------------

Equity compensation

plans approved by

security holders                4,330,775                 $0.12                1,069,225(1)

Equity compensation

plans not approved

by security holders             5,936,545(2)              $0.57                    -0-

     Total                     10,267,320

---

(1) Represents 100,712 shares available for issuance under our 1999 Stock Option Plan and 968,513 under our 2001 Stock Issuance Plan as of December 31, 2003.

(2) Includes 1,000,000 shares of common stock issuable upon exercise of Series A warrants exercisable at $1.25 per share at any time through November 14, 2003; 1,090,000 Series B warrants exercisable at $1.00 per share at any time through August 1, 2005; 1,500,000 Series C warrants exercisable at $0.50 per share at any time through February 20, 2006; 1,346,545 Series D warrants exercisable at $0.21 per share through July 22, 2009, and 1,000,000 Series E warrants exercisable at $0.08 per share at any time through August 28, 2008..

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

OVERVIEW

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New Mexico Software develops digital lifecycle management systems.  The digital lifecycle is the strategy that associates database information with both paper and digital files including text, email, images, audio, graphics, video and animation files, and coordinates access to a common repository of these processes and files.  The digital lifecycle encompasses creation, approval, sharing, storage, retrieval, usage, capture and archiving of the database information.  It is appropriate for a wide variety of industries, including government, medical, entertainment, and IT markets, providing a significant opportunity for market penetration.  Our core product, Roswell, is an enterprise-level platform that manages digital files.  It manages assets by creating folders, or groups of files, catalog hierarchies, users, user groups, and user permissions.  The files are managed by our database that maintains both the membership of the file in a folder(s) and information about the file.  Roswell's main user interface is a web browser, which makes it accessible and more intuitive to a greater number of users.  It can be run on Windows or Linux operating systems.

In addition to our core product, Roswell, we are preparing to launch three new products this summer.  The three products, Santa Fe, White Sands, and Taos, further extend our document and image management capabilities, as well as the potential for market penetration.  The three new products are retail packages ranging in price from $39.95 to $239.00.  When combined with our Roswell enterprise system and our mid-level DFC package, they give us a broader range of revenue sources with a balanced combination of sales from high volume retail business and more specialized enterprise systems.

Some challenges we face in the next year are developing a sales force and distribution channels in order to market our products and educating potential customers about the benefits of digital management systems.  We have hired several independent sales agents to help sell our products.  We have also designated a manager to focus on providing education about our products to potential customers, and we provide demo software on the Internet for this purpose, so that customers can better understand how the digital lifecycle works.  One possible opportunity for our business was discussed in a recent article in Business Week Online.  Software products using open source programming are now expanding beyond the Linux operating system to include databases, search engines, programming tools and desktop PC software.  Since our products have all been developed with open source code, we may be in a position to take advantage of this expansion by identifying opportunities to integrate our software with some of the newly emerging open source products.

Another new marketing area that we are developing is the need for customers to hire our engineers to connect our software to existing software owned by the customer. We now have several contracts in which we are “welding” different databases to our database with good success. This could be a very important growth area for us in the future.

We presently realize revenues from four primary sources:  (i) software sales, maintenance and hosting; (ii) professional services, including custom programming, scanning and database management services; (iii) license fees; and (iv) technical support.  To date, license fees and software maintenance have been directly related.  With each sale of our products, the end user enters into a license agreement for which an initial license fee is paid.  The license agreement also provides that in order to continue the license, the licensee must pay an annual software maintenance fee for which the party receives access to product upgrades and bug fixes or product patches.  This structure will continue with our Roswell product; therefore, we anticipate a positive impact on license fees, software maintenance, and custom programming revenues from Roswell sales.  However, according to an article in Forbes magazine on March 29, 2004, software companies are gradually relying less on the software license for revenues and more on professional services such as programming and consulting.  Management believes this trend applies to our revenues as well, since Roswell is our only product that will use this licensing structure.  Therefore, although we expect a positive impact on license fees from Roswell, we believe software sales, custom programming, and professional services will provide a greater portion of our revenues in the coming years.

With the marketing of the new retail products, management anticipates that revenues for direct software sales and technical support will increase as those products are sold and the associated technical support programs are purchased.  The change in focus to include our newer products reflects management’s belief that a broader range of products and customers will provide greater stability in revenues.

Scanning services are performed by Working Knowledge at its site in Santa Monica, California.  Revenues for scanning services increased in the year ended December 31, 2003, because of a large on-going contract with a major entertainment studio to scan over 8,000 movie titles and their associated media files.  In the past, management has anticipated that these services will be reserved in the future primarily for existing customers and customers of our core products, although revenue could be generated from unsolicited customers.  Accordingly, in 2004 management has not focused on developing this segment of our business, but will reassess the importance of this revenue source in the coming year.

Cost of services consists primarily of engineering salaries, engineering supplies, compensation-related expenses, hardware purchases and equipment rental.  General and administrative expenses consist primarily of salaries and benefits of personnel responsible for business development and operating activities, and include corporate overhead expenses.  Corporate overhead expenses relate to salaries and benefits of personnel responsible for corporate activities, including acquisitions, administrative, and reporting responsibilities.  We record these expenses when incurred.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements.  Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions.  We believe that there are no critical accounting policies that would have a material impact on our financial presentation.

Notwithstanding the foregoing, we recognize revenue from sales of proprietary software that do not require further commitment from us upon shipment.

A summary of operating results for the three months ended June 30, 2004 and 2003 is as follows:

2004

2003

% of

% of

Amount

Revenue

Amount

Revenue

Revenues

  $  409,000

  100.0%

  $  197,000

100.0%

Cost of service

  90,000

  22.0%

  78,000

39.6%

Gross profit

319,000

78.0%

   119,000

60.4%

General & administrative

   205,000

   50.1%

   283,000

 143.7%

Research & development

  35,000

8.6%

  27,000

  13.7%

Bad Debt Expense

0

0.0%

501,000

254.3%

Net operating (loss)

     79,000

    19.3%

     (692,000)

   (351.3)%

Other income (expense)

  (3,000)

  (0.7)%

  (5,000)

 (2.5)%

Net income (loss)

     76,000

    18.6%

     (697,000)

   (353.8)%

Earnings (loss) per share

$    0.00

$  (0.03)

A summary of operating results for the six months ended June 30, 2004 and 2003 is as follows:

2004

2003

% of

% of

Amount

Revenue

Amount

Revenue

Revenues

  $  777,000

  100.0%

  $  627,000

100.0%

Cost of service

  175,000

  22.5%

  165,000

26.3%

Gross profit

602,000

77.5%

   462,000

73.7%

General & administrative

   440,000

   56.6%

   558,000

 89.0%

Research & development

  59,000

7.6%

  62,000

  9.9%

Bad Debt Expense

0

0.0%

501,000

79.9%

Net operating (loss)

     103,000

    13.3%

     (659,000)

   (105.1)%

Other income (expense)

  (7,000)

  (0.9)%

  (14,000)

 (2.2)%

Net income (loss)

     96,000

    12.4%

     (673,000)

   (107.3)%

Earnings (loss) per share

$    0.00

$  (0.03)

Revenues:  Total revenues increased 107.6%, or $212,000, for the quarter ended June 30, 2004, as compared to the same period in the prior year (the “comparable prior year period”).  These revenues were primarily generated from the following four revenue streams:

1.  Revenues generated by software sales and maintenance increased 77.1%, or $95,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  This increase is mostly attributable to the increased sales volume of our DFC and Roswell products.  Software maintenance consists mainly of hosting and managing our customers’ data on our systems.  We will continue hosting for various existing clients and for our Roswell product, in addition to focusing new marketing efforts on the sale of our standard products.  Management anticipates that revenues in this category will increase in the coming year, although there is no assurance that they will increase at the current rate.

2.  Custom programming revenue increased 80.0%, or $17,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  This increase was primarily due to an increase in the number of custom programming projects, including several projects for customer database integration.  In the future, some customers that purchase our standard products will require customization, and we continue to offer this service.  In addition, our Roswell product will be offered as a customizable package, and we continue to offer programming services to connect our customers’ databases with our database.  Therefore, we anticipate that this revenue will continue to increase in the coming year.

3.  Revenues generated by license fees increased 466.7%, or $70,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  This increase is primarily attributable to the second installment of a license fee for one customer.  Management believes that this category may be a less significant portion of future revenues.  We may license the software in certain products, however, we anticipate that most revenues will be generated from sales of our software products.

4.  Revenue generated by scanning services increased 28.6%, or $10,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period, due to a large long-term contract with a major movie studio.  Management is currently assessing the importance of scanning services as part of an overall focus on client services during the coming year.  Although we are not emphasizing scanning services at this time, we anticipate that this revenue source will continue to increase slightly this year due to the long-term contract mentioned above.

We also generated other revenue from hardware sales and the sale of other miscellaneous items.  Revenue generated by these other services increased 1,070% or $20,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  Sales of hardware associated with our Digital Filing Cabinet system accounted for most of this revenue.

Cost of Services.  Cost of services increased 15.4%, or $12,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  Cost of services as a percentage of revenues decreased to 22.0% for the quarter ended June 30, 2004 from 39.6% for the comparable prior year period, due to the fact that revenues increased at a higher rate than cost of services.  Management anticipates that as revenues increase in the coming year, the cost of services required to support those revenues will continue to increase.  We believe this current percentage is more indicative of the percentage of costs associated with future revenues, but until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

General and Administrative.  General and administrative expenses decreased 27.6%, or $78,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  This decrease was primarily attributable to a reduction in legal and consulting expenses.  General and administrative expenses as a percentage of revenues were 50.1% for the quarter ended June 30, 2004, as compared to 143.7% for the comparable prior year period.  Management believes the percentage of general and administrative costs will continue to decrease in the future because revenues will increase at a greater rate than general and administrative costs, but until we have been in the active marketing phase for a longer period, management is unable to yet determine to what extent this percentage may change in the future.

Included in the general and administrative expenses are consulting services to NMXS, which were provided primarily by Mr. Brian McGowan and include the following:  advise NMXS's CEO on business strategy; formulate marketing ideas and plans; and introduce NMXS to companies and individuals in various markets with regard to NMXS' business, products, and services.

Research and Development.  Research and development expenses increased 29.6%, or $8,000, for the quarter ended June 30, 2004, as compared to the comparable prior year period.  This increase is primarily attributable to completing the initial development phase of our three new retail products.  Management anticipates that research and development costs in the future will focus on the upgrading of our existing products; therefore they will remain relatively steady for the remainder of the year.

Other Income.  Interest expense decreased 40.0%, or $2,000 for the quarter ended June 30, 2003, as compared to the comparable prior year period.  The decrease in interest expense was associated with paying down our outstanding notes and accounts payable.  There was no loss on disposal of fixed assets in the second quarter of 2004.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2004, cash and cash equivalents totaled $56,000, representing a $40,000 decrease from the beginning of the period.  This decrease was primarily attributable to slow collections from customers.  However, even with a slight decrease in cash flow at the end of the second quarter, we believe that the increased revenues in that quarter will generate improved cash flows for the remainder of the year, allowing us to meet our on-going expenses from our revenues.

Operating activities used $138,000 of cash for the six months ended June 30, 2004, as compared to $89,000 for the comparable prior year period.  The increase in the net use of cash was primarily due to the increase in accounts receivable and our emphasis on continuing to pay down our accrued expenses.

During the six months ended June 30, 2004, we continued to pay down a significant portion of accrued expenses, decreasing the balance from $465,000 at December 31, 2003 to $417,000 at June 30, 2004 (a decrease of $48,000 year-to-date).  This decrease primarily consists of payments toward past due tax obligations, and constituted a use of $49,000 for this period, as compared with delaying payment of accrued expenses in the comparable prior year period which accounted for a source of $160,000 during that period.  Trade accounts payable were $73,000 at June 30, 2004 as compared to $122,000 at December 31, 2003, reflecting our emphasis on keeping our payables current.  We continue to accrue the salary of our president, Richard Govatski, which at June 30, 2004, was an aggregate of $106,000.  Payroll taxes due at June 30, 2004, are approximately $299,000, including penalties and interest.

The following table shows current balances and payment details of our obligations as of June 30, 2004:

	Jun 30	Negotiated	Payment
	Balance	Payment	Frequency
Notes Payable:
Los Alamos National Bank note + interest	165,000	25,000	semiannually
Grossman + interest	58,000	In negotiations
First Mirage	75,000	No payment plan established yet
Demand Note	13,000

Past due Accounts Payable:
New Mexico payroll taxes	20,000	1,000	monthly
IRS + estimated penalties & interest	280,000	5,000	monthly
Attorney fee	5,000	No payment plan established yet

Other payables (current)	60,000
Accrued Payroll and Deferred Revenue	145,000

Total Liabilities per Balance Sheet	821,000

Accounts receivable increased from $450,000 at December 31, 2003 to $650,000 at June 30, 2004, primarily due to new sales during the quarter.  Five customers account for $513,000 of the outstanding balance.  Three are new balances totaling $231,000.  One is an existing customer on a payment plan with a current balance of $147,000, and the other $135,000 is an agreement for advertising still owed to us, which will be used during 2004 or 2005.

Investing activities used $12,000 for the six months ended June 30, 2004, as compared to $6,000 for the comparable prior year period.  The increase in the cash used for investing activities for the current period was primarily attributable the purchase of leasehold improvements associated with our office relocation.

Financing activities provided $195,000 in cash for the six months ended June 30, 2004, as compared to $71,000 for the comparable prior year period.  The increase in cash provided by financing activities was primarily attributable to the issuance of common stock.  In the second quarter we issued 245,000 shares of common stock upon the exercise of warrants and options for gross proceeds of $45,000.  We also received gross proceeds of $47,000 for the purchase of 275,000 shares in the second quarter.

Management anticipates that our primary uses of capital in the future periods will be allocated to continue to satisfy delinquent obligations and for working capital purposes.  Our business strategy is to increase working capital by internal growth through continued hosting of our existing customers, sale of licenses for our Roswell products, maintenance of these licenses, and sales of our retail products DFC and Taos, and externally through the sale of potentially dilutive securities.  We may also continue to incur debt as needed to meet our operating needs.  In addition, we may be forced to issue additional equity compensation to employees and outside consultants to meet payroll and pay for needed legal and other services.

At June 30, 2004, we had an outstanding balance on a line of credit with Los Alamos National Bank (LANB) which was originally due on July 24, 2002.  The outstanding principal amount due at that date was $300,000, plus interest of $10,545.  We negotiated a three month extension on the repayment of the outstanding balance of the line of credit by reducing the principal amount of the debt with the payment of $50,000 and the payment of the interest due on July 24, 2002.  We were able to negotiate an extension of the amount due on the line of credit until April 24, 2003, by paying $25,000 of the principal amount due and $4,555 in interest due at October 24, 2002.  On April 24, 2003, we paid $12,224 of principal and $12,768 of interest, and we negotiated another six-month extension to October 20, 2003. On October 20, 2003 we negotiated an extension of the amount due until April 23, 2004 by paying $25,000 in principal and $7,500 in interest.  On March 27, 2004, we received a letter from LANB extending the note until October 15, 2004, with payment of $25,000 of principal and approximately $6,000 of interest due on April 15, 2004.  On April 5, 2004, we paid the $25,000 of principal and $6,000 of interest as agreed.  The principal balance due for this line of credit was $163,168 as of June 30, 2004.  The company has the necessary cash to continue to reduce the note under these circumstances.  Our inability to retire this debt, negotiate an extension of the payment amount and/or date, or obtain an alternative loan would likely have a material negative impact on our business, and could impair our ability to continue operations if the bank foreclosed on the note.  However, the bank has continued to extend the note six months at a time, providing we pay an agreed-upon amount of principal and interest at the time of the extension.  We believe that LANB will continue to work with us in this manner.

We do not currently have material commitments for capital expenditures and do not anticipate entering into any such commitments during the next twelve months.  Our current commitments consist primarily of lease obligations for office space.

Management anticipates that the capital requirements for operations for the next twelve months will be approximately $1,200,000 - $1,500,000, based on cash flow projections.  The company currently has contracts which provide for recurring revenues of approximately $600,000 over the next twelve months.  Based on the prior year licensing and custom programming revenue, we can expect these services to generate an additional $300,000 - $400,000 over the next twelve months.  We anticipate that new clients and our new products will provide the remaining necessary capital for the next year.   In addition, on August 12, 2004, we received a letter of intent from a fiduciary trust, In God We Trust, to invest up to $500,000 in New Mexico Software over the next six months, which will provide working capital necessary for operations over the next twelve months and to retire long-term debt and past-due payroll taxes. Through a combination of increased marketing efforts and continued reduction of expenses, management anticipates continued positive working cash flow during 2004.

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BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

About Us

Through our wholly owned subsidiaries, New Mexico Software, Inc. and Working Knowledge, Inc., we develop and market proprietary Internet technology-based software for the management of digital high-resolution graphic images, video clips, and audio recordings. Through New Mexico Software we develop and market the software, and through Working Knowledge we provide data maintenance services related to the New Mexico Software digital asset management system. New Mexico Software operates as a business segment with the role of product development and support. Currently, New Mexico Software has developed a media asset management product called Roswell. We market Roswell in two ways; as a hosted application on the Internet, and as a highly customized application according to clients' specifications. A hosted application provides a customer access to the Roswell product over the Internet. Customers log on to our server and use Roswell to manage, view and distribute their media assets. The customers' media files are also stored on our server. Customers using our hosted model are billed according to the number of registered users and the amount of disk space their media files will occupy. This is the primary basis for our recurring revenue.

On January 1, 2004, we renamed all of our products with the names of New Mexico cities.  The second generation of AssetWare is called Roswell.  It will be our flagship product, marketed as both a hosted model using our servers and/or a customized application running on customers’ hardware.

Our second product is called Digital Filing Cabinet (DFC).  It is sold as a hardware/software package through dealers and distributors.  It may be sold as hardware and software (Gallup), software only (Aztec), or hardware, software and scanning equipment (Nageezi).

Our newest product is Taos.  It is our first retail product for PC desktops, providing a low-cost image database solution for organizing, cataloging, and searching for images based on their color and shape.

Our Technology

We engineer database products around a central core of unique Internet technology that make it possible to rapidly view, distribute and manage media files such as documents, graphic images, animation sequences and film clips.

One of the competitive advantages of our technology is that it is based on Open Source – software that is mostly free, with no royalties payable to other companies.  By integrating Open Source programs into our technology, we are able to provide well-built, low-cost products for the digital management market.  In addition, the code that we deliver to customers is compiled. When you compile software code it makes it difficult to use the code to create a similar program, even though the code we create originates from Open Source.  This provides better protection and security of our products.

Another advantage our company has is the ability to provide totally integrated services that a customer would normally need to outsource to several different suppliers.  For example, with our business model and technology, we are able to provide the software, custom programming, hosting, and database administration as a total solution.

In addition, our core technology is characterized by the following features that contribute to what we perceive to be marketplace advantages:

•

Ability to use high-resolution graphics files -- large files with lots of detail as opposed to the low resolution files with indistinct detail used by conventional Internet programs.

•

Ability to use a single image in multiple resolutions.

•

Ability to track images with special codes assigned to each image.

•

Our technology works on current versions of Internet browsers on MacIntosh, PC and UNIX computers.

•

Easy to use because it does not require any new software programs, only a familiarity with Netscape or Internet Explorer browsers.

Our programmers and engineers are tasked with adding new features to our products and fixing any problems users might encounter.  There are risks inherent in software development including unanticipated delays, technical problems that could mean significant deviation from original product specifications, and hardware problems.  In addition, once improvements and bug fixes are deployed there is no assurance that they will work as anticipated or that they will be durable in actual use by customers.

Working Knowledge

Working Knowledge, Inc. provides services that are necessary to prepare, enter, and maintain the customer’s data on our image management system.  These include web design, database development, image scanning, asset uploading, and database support.  In addition, Working Knowledge is able to serve the customer by utilizing the stored images to produce compact discs, digital prints, and large poster formats.  These complementary services allow us to complete our cycle of comprehensive image management.

New Partner Program

We just established a new Partner program aimed at establishing sales and marketing relationships with qualified organizations that provide complementary services and solutions to customers using New Mexico Software products.

Marketing

Our primary sales and marketing efforts have been to develop alliances with large companies that help to bring our products to market using their sales forces and distribution channels. Our marketing focus has been in three principal fields. Approximately 80% of our clients have been in the entertainment industry, approximately 10% have been in the medical field, and approximately 10% have been government agencies.

Our technology permits the information to be stored on a specially built server called NAS (Network Appliance Server), which has as its core technology our AssetWare built into the server.

* Entertainment Industry, Television, Movie Studios, and Ad Agencies

We also provide digital asset management to the Hollywood entertainment studios. New Mexico Software provides software solutions for the management of large volumes of media of digital material sent over the Internet. These digital files include database management of graphic images, animation sequences, video clips, audio recordings, text, television program material, and educational films.

Our technology allows clients and their customers to access certain files themselves and limits their access to only those jobs the studio wants them to have. This is especially significant since we serve clients with multiple offices all over the world. We can allow our customer's customers to access marketing materials and archived data created at the studio instantly, securely, and at virtually no cost. In addition, our technology permits them to find what they need easily because of powerful cataloging features that can be accessed by keyword, color, texture or shape, or phonetic searching.

* Government

We also work with many government agencies and have developed for them an asset sharing multiple database technology that allows assets from different agencies to share information. Our technology permits agencies to upload one record for all divisions, which we believe would save money for the agency by eliminating duplication of the same files by different divisions.

Customers

Although we were still dependent upon a small number of clients in the year ended December 31, 2003, we believe that trend is changing.  During the year ended December 31, 2003, seven clients accounted for 85% of our revenues, as compared to the year ended December 31, 2002, when three clients accounted for 67% of our revenues.  As we retain current clients and gain new clients, this reliance on a small number of customers will continue to decrease.  In addition, while our Roswell product will continue to depend on a relatively small number of customers, we expect an expanded customer base for our DFC product, and a wide retail base for our Taos product.  Overall, we anticipate that our customer base will broaden in the next year with the marketing of these newer products, giving more stability and predictability to our revenues.

Sales Agreement with Ryan & Associates

We recently entered into a sales agreement with Ryan & Associates whereby we opened a regional sales office in Austin, Texas. This office will be managed by Ryan & Associates and headed by Gabrielle Ryan. Ryan & Associates is a sales and marketing company that will promote and sell the entire range of our products in Texas, Louisiana, Oklahoma, Arkansas and Mexico.

Our Intellectual Properties

We have several proprietary aspects to our software that we believe make our products unique and desirable in the marketplace. Consequently, we regard protection of the proprietary elements of our products to be of paramount importance and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws, and restrictions on disclosure and transferring of title. We have entered into confidentiality and non-disclosure agreements with our employees and contractors in order to limit access to, and disclosure of, our proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies.

Although we do not believe that we infringe the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry grows. Any such claim, whether meritorious or not, could be time- consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us or at all. As a result, any such claim could have a material adverse effect upon our business, results of operations, and financial condition.

While we have commenced the process to protect our trade names, we have not completed the process for all of our trade names. Thus, others could attempt to use trade names which we have selected. Such misappropriation of our brand identity could cause significant confusion in the highly competitive Internet technology marketplace and legal defense against such misappropriation could prove costly and time-consuming. As part of the brand identity creation process that defines our products to be unique in the Internet technology marketplace and proprietary in nature, we have begun the process to protect certain product names and slogans as registered trademarks to designate exclusivity and ownership.

Although trademarked in the U.S., effective trademark, copyright or trade secret protection may not be available in every country in which our products may eventually be distributed. There can also be no assurance that the steps taken by us to protect our rights to use these trademarked names and slogans and any future trademarked names or slogans will be adequate, or that third parties will not infringe or misappropriate our copyrights, trademarks, service marks, and similar proprietary rights.

Government Regulation

Our company, operations, products, and services are all subject to regulations set forth by various federal, state and local regulatory agencies. We take measures to ensure our compliance with all such regulations as promulgated by these agencies from time to time. The Federal Communications Commission sets certain standards and regulations regarding communications and related equipment.

There are currently few laws and regulations directly applicable to the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. The growth of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes.

Because our services are accessible worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

How We Compete

The media asset management market is one of the newest in the rapidly growing information services industry. Competition at this time is broad, with many vendors offering systems that have some comparable features as our current products, with a wide range of prices.

One of the competitive advantages of our technology is that it is based on Open Source – software that is mostly free, with no royalties payable to other companies.  By integrating Open Source programs into our technology, we are able to provide well-built, low-cost products for the digital management market.  In addition, the code that we deliver to customers is compiled. When you compile software code it makes it difficult to use the code to create a similar program, even though the code we create originates from Open Source.  This provides better protection and security of our products.

Another advantage our company has is the ability to provide totally integrated services that a customer would normally need to outsource to several different suppliers.  For example, with our business model and technology, we are able to provide the software, custom programming, hosting, and database administration as a total solution.

An important development in the sales and marketing of our products occurred in 2002. In May 2002 we started a new relationship with an existing customer, Toshiba America Information Systems. Toshiba and New Mexico Software marketed a product called the Digital Filing Cabinet. Originally, the product was to be called DoorS for which we had applied for a trademark. The trademark was granted in January 2003. However, it was later learned that a Swedish company, Telelogic, had used the name in commerce since 1993 for a type of software used by programmers. Although the name probably would not be a conflict for either of the two companies, it was decided that New Mexico Software would withdraw our use of the name, DoorS. A Digital Filing Cabinet organizes, searches, retrieves, displays, archives and distributes digital content from a central repository. Further, it converts analog and digital files to all digital. It uses the Linux based operating system. The software handles photographs and images, email, electronic files, and paper documents. It includes a web server, database, firewall and search engine. The product receives faxes in digital and searchable Adobe PDF format. It can scan documents from high-speed Fujitsu document scanners. Like Roswell Professional version, the Digital Filing Cabinet can e-mail customized collection baskets of unlimited size - sending recipients a link and not an attachment. It also provides instantaneous distribution which reduces the cost of overnight courier services.

Additional features which are provided to the user of the Digital Filing Cabinet are:

* Fax and Scan documents into the database.

* Copy documents into the database with a network-enabled copier. (Toshiba, Canon, Kyocera, Sharp)

* Documents are automatically converted to Adobe PDF and scanned with New Mexico Software OCR technology.

* Document conversion from PDF to Word and Word to PDF.

* Improved search engine; quick search and Boolean search; and search entire database or search specific folders.

* Locate a document: type into the search field a keyword, name or invoice number off the document and that document is instantly retrieved and displayed.

* Users are assigned to groups, groups are given certain permissions (viewing, downloading, and emailing) and assigned to catalogs.

* Easy to set-up and user friendly.

* Upload and download original files of any size.

* Creates a Web site automatically with the customer simply providing the content.

* Creates thumbnails for all office file types.

* Ships with Open Office Suite and compatible with Microsoft Office 2004.

* Strong control environment and permission structure allows administrators to decide who has access to what content.

* Version control.

* Full Text Indexing for Office documents.

* Master/slave software to use multiple servers for backup on different IP addresses and different networks at different locations (requires second license). Ideal for disaster recovery programs.

* CD or DVD archiving. (In Beta)

* Search within CD or DVD without the need for a server connection. (In Beta)

* Search indexed words within PDF documents for content on the Internet or after downloaded. Print specific page from search page.

* Enhanced MagZoom. Cinemascope Loupe technology for reading documents and images.

* Scan preview of pages coming into the copier queue.

* Scan to a selected file folder.

* Create barcode templates for each directory and use separator pages to scan to the directory or sub-directory in which the documents belong.

* New Folder creation for ordinary users. Non-administrative users can upload or delete files if given permission.

* Turn OCR on/off. Turn Version Control on/off.

* Backup software for Exabyte Tape Backup Systems.

The program with Toshiba included marketing funds, joint marketing and sales programs, trade show exposure, and an advertising program in Forbes Magazine and Forbes.com. The Forbes advertising program was funded in part by Toshiba and the majority of the program was funded by sales of our software. The program has been prepaid to Forbes magazine with the first advertisements already appearing on Forbes.com and the magazine advertisements started with one half page four color pages in the May or June 2003 issues. Our first marketing effort with IT Marketing Corporation and Toshiba has come to a conclusion.  A second marketing effort was started with IT Marketing Corporation in 2003.  IT Marketing Corporation is located in Austin, Texas.  New Mexico Software is working with IT Marketing Corporation to distribute products built by New Mexico Software.  In addition, they are providing telemarketing assistance to help build the end user and reseller distribution channels, which will support the sales of our products.

We believe that establishing and maintaining brand identity of our products and services is critical to attracting new customers and retaining our customer base of large corporations. The importance of brand recognition will continue to increase as new competitors enter the digital asset management marketplace. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality service and developing leading edge products and this cannot be assured. If businesses do not associate our product names or brands with high quality, or if we introduce new products or services that are not favorably received, we will run the risk of compromising our product line and decreasing the attractiveness of our products to potential new customers. In addition, to attract and maintain customers and to promote our products in response to competitive pressures, we may find it necessary to increase our financial commitment substantially to create and maintain product loyalty among our customers. If we are unable to provide high quality services, or otherwise fail to promote and maintain our products, or if we incur excessive expenses in an attempt to improve our services, or promote and maintain our products, our business, results of operations, and financial condition could be adversely affected.

Other, better-financed companies may be developing similar products as ours which could compete with our products. Such competition could materially adversely affect our financial condition. Although we have been established for eight years, our initial product was not marketed until 1998. There may exist better-capitalized companies on a parallel development path with similar products addressing our target markets. While the Internet technology marketplace is extremely competitive, we have anticipated a first-to-market advantage with our products. However, other highly capitalized companies that have recognized the absence of digital image management products could overwhelm our first-to-market advantage with expensive and expansive media blitzes that create the perception of a dominant market presence and/or superior products. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, and financial condition will be materially and adversely affected.

We are continuing to develop our core products using a mix of readily available open source software development tools. Knowledgeable competitors may be able to deduce how we have assembled our code base and be able to develop competing products. The principal advantage in utilizing open source tools is the extremely high degree of portability they ensure. Migrating our products from one operating system or hardware base to another is more easily accomplished by avoiding proprietary development tools. The risk factor inherent in the use of such freely available tools is the fact that a sophisticated competitor might be able to imitate our work and produce similar functionality. Our product has two unique and highly desirable features for e-commerce, medical, and other commercial applications. Our product offers the ability to magnify details in high-resolution graphic images. Our product also allows rapid transmission of a portion of such an image based on user input, significantly enhancing the responsiveness of the system to deliver images over the Internet. The ability to perform these operations is based on a specific graphic image file format. We recognize that these significant features of our product could be a target for imitation. Any such imitation, should it occur, could have material adverse effects on our business, operations, and financial condition.

Copyrights and Trademarks

We have four copyright registrations, one which was effective June 18, 2001, and three federal trademark applications which were filed in January 2000. The copyright is for our 13 MagZoom product. Three additional trademarks were granted in 2002 and they are: for the names "AssetWare," "Real Time Real Organized Real Simple," and "The Look and Feel of e-Commerce."

Employees

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As of August 12, 2004, we had 15 employees, including 9 in systems engineering and quality assurance; 4 in administration and sales; and 2 in scanning and site development. We offer and share in the cost of health and dental insurance. A stock option plan and a stock issuance plan for employees and others were adopted on August 3, 1999, and July 27, 2001, respectively. The competition for qualified personnel in our industry and geographic location is intense, and there can be no assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct our business in the future. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. We also hire independent sales agents who work on commission, and these agents are paid a percentage of the sale once the transaction has been completed.

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DESCRIPTION OF PROPERTY

We recently moved to new offices in the same complex as our prior location.  We currently lease a 3,000 square foot facility in Albuquerque, New Mexico, at a cost of approximately $4,000 per month.  The lease expires on March 29, 2009.  The new facility provides both administration and engineering offices.  It is in close proximity to the location of the servers, and the two locations are networked together by fiber optics.  The new space provides adequate room for expansion.  In addition, we have access to a large power generator, which will enable our servers to continue operating during power outages.  It also contains an advanced telephone system which will provide the capability needed to provide adequate customer telephone support.

We have also leased approximately 1,200 square feet of office space in Santa Monica, California, to house the Working Knowledge, Inc. operations.  Current monthly lease payments are $3,333.   The lease term commenced June 8, 2000, and expired on June 8, 2003.  Neither New Mexico Software nor the landlord realized the lease had expired.  We are currently negotiating a renewal of the current lease for a five-year term.  If we are unable to renew the lease with terms satisfactory to us, we believe similar space will be available at comparable rates.

LEGAL PROCEEDINGS

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Grossman Lawsuit:  Kurt Paul Grossman and Ann Grossman filed a complaint for Breach of Contract on a Promissory Note against us on November 25, 2003, in the Superior Court of California, Orange County Division, case # 03CC14074. There was a question of whether the complaint was properly served and whether the California courts have jurisdiction over us. The Grossmans filed an Application for Writ of Attachment which was denied on January 30. The Grossmans asked for $55,000  ($50,000 on the promissory note plus $5,000 interest); $304.40 in costs; and $24,000 in attorney’s fees. The Grossmans, through a separate entity, Doctors Telehealth Network, purchased software from us, and it has not been paid for.  We filed a motion to quash the service of summons for lack of personal jurisdiction and to vacate a default judgment against us.  The court tentatively ruled in favor of the Grossmans.  However, after our oral argument on April 23, 2004, the court withdrew its tentative ruling and ruled in favor of us.  Specifically, the court ruled that we do not have sufficient contact with California to warrant the exercise of personal jurisdiction.  Based on this ruling, there is no action pending against us at this time.

Internal Revenue Service Payments:  In October 2003 we entered into an interim agreement with the Internal Revenue Service concerning the repayment of federal tax deposits which we failed to pay for the six operating quarters ended September 30, 2003.  We have agreed to pay $5,000 per month beginning November 1, 2003.  During this interim period the IRS has agreed withhold the filing of a federal tax lien.  Consideration of filing a lien in the future will be based upon a determination of how long it may take to pay the taxes.  Also, our failure to make timely federal tax deposits will default this interim agreement and necessitate the filing of the lien.  Our unpaid tax returns for these quarters are being assessed by the IRS, and we expect to receive an assessment notice for each period upon completion of this assessment.  We estimate that these assessments will total approximately $300,000, plus interest and penalties.

Manhattan Scientifics Lawsuit:  On March 9, 2004, our legal counsel received a letter from an attorney representing Manhattan Scientifics.  The letter threatened litigation against us for alleged breach of contract and against Richard Govatski for alleged tortious interference with contract.  This is based on the fact that we were alleged to have declined to honor Manhattan Scientifics’ alleged request for a cashless exercise of 150,000 of our Common Stock Purchase Warrants (the “Warrants”) allegedly issued to Manhattan Scientifics.  It is our position that the Warrants, among other things, were issued in a transaction that was not an arms-length transaction and therefore, the Warrants should be cancelled, and that in any event, the alleged cashless exercise was not properly done and itself is a nullity.  In May 2004, Manhattan Scientifics filed a suit in Federal Court in New York against us and Mr. Govatski for damages in this matter.  The case was dismissed by the Federal Court due to a lack of diversity jurisdiction.  On June 25, 2004, we were served with a complaint filed in the Supreme Court of the State New York, County of New York, Index No. 601793/04, asserting the same claims.  Manhattan Scientifics seeks damages against us for an alleged breach of contract for failure to allow the alleged cashless exercise, in an amount of $1.5 million, and alleges a tortious interference claim against Mr. Govatski.

We served our Answer to the Complaint on August 16, 2004.  Mr. Govatski is seeking dismissal of the claim against him for lack of personal jurisdiction and for failure to state a claim.  Along with our Answer, are asserting Counterclaims against Manhattan Scientifics for monies owed by Manhattan Scientifics and for a declaratory judgment, and against a former Company Director, Marvin Maslow for fraud and breach of fiduciary duty.  We believe that due to the fact that Mr. Maslow and a second former Company director (Scott Bach), were also Directors of Manhattan Scientifics at the time of the transactions in dispute, and constituted two of the Company’s three Directors at the time, Mr. Maslow and Mr. Bach should have excused themselves from participating in negotiating and voting on the issue of whether to approve the Warrants. Messrs. Maslow and Bach resigned as our Directors in December 2002. We believe that Mr. Maslow had other financial conflicts in connection with the transaction in dispute, which further underscored that the transaction was not arms-length.  It is our position that Mr. Maslow also misrepresented the fairness of the transaction in dispute at the time to us.  In our counterclaims, we are seeking, among other relief, a determination that the Warrants should be declared null and void ab initio plus damages against Mr. Maslow.

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Other than listed above, neither our parent company nor any of its subsidiaries, or any of their properties, is a party to any pending legal proceeding.  We are not aware of any contemplated proceeding by a governmental authority.  Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name Age Position Director Since Richard Govatski 59 Chairman, President & CEO 1999 Teresa B. Dickey 60 Director, Secretary & Treasurer 2003 John E. Handley 42 Director 2003

Set forth below is certain biographical information regarding our executive officers and directors:

RICHARD GOVATSKI has been the President of NMXS.com, Inc. since August 1999, and has been chairman, CEO, and President of New Mexico Software, Inc., since 1996. Mr. Govatski founded New Mexico Software in 1995 after identifying market inefficiencies in how intellectual property owners managed their image assets. Prior to New Mexico Software, Mr. Govatski spent 18 years in systems integration and publishing, both in sales management and software development. Mr. Govatski led the sales teams for Popular Electronics, Computer Shopper, Shutterbug, and MacWeek. Later he sold numerous solutions for vendors, including Kodak, Apple Computer, and Sun Microsystems. Mr. Govatski also spent several years in systems development as President of Media Publishing Group and built graphic applications for companies including Ferrari Color, Time Magazine, New York Daily News, and Getty Images. He received a Bachelor of Science Degree in Communications from Butler University, located in Indianapolis, Indiana in 1968.

TERESA B. DICKEY has been the secretary/treasurer of our company since August 1999. She became a member of our Board of Directors on December 19, 2002 and has held such position since such time. From 1988 until 1999 she was employed by Sandia National Laboratory as art director. Sandia National Laboratory is a U.S. Department of Energy national security laboratory. In 1964, Ms. Dickey received her Bachelor of professional Arts from the Art Center College of Design in Pasadena, California.

JOHN E. HANDLEY has been our director since January 2003. He has been self- employed since September 2002 as a telecommunications consultant. From August 1987 until August 2002 he was employed as an associate partner (from September 1997 until August 2000) and as a partner (September 2000 until August 2002), by Accenture LLP, a business and technology consulting and outsourcing company. He received his Bachelor of Arts degree in Psychology and Business from Roanoke College in 1983. Thereafter, he received his Masters in Business Administration from Virginia Tech in 1987.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2003, 2002 and 2001:

SUMMARY COMPENSATION TABLE

                                                                       Long-Term

                                 Annual Compensation                   Compensation

                       ---------------------------------------   -------------------------------------------------

                                                                  Securities

                                                                                    Restricted    Securiites

Name and                                                          Other Annual      Stock         Underlying

Principal Position        Year        Salary          Bonus       Compensation      Award(s)      Options

------------------------------------------------------------------------------------------------------------------

Richard Govatski          2003      $ 20,000 (4)       -0-           -0-             -0-            -0-

                          2002      $123,600 (1)(2)    -0-           -0-             -0-            -0-

CEO                       2001      $  -0-   (3)       -0-           -0-             -0-            -0-

(1) Mr. Govatski did not receive payment of any of his 2002 salary, but he did apply $26,000 of the amount of this payable toward the satisfaction of a like amount advanced by us to him in prior years. The remaining $94,000 has been booked as an account payable to him.

(2) Mr. Govatski is afforded the use of a company automobile representing $3,600 of salary.

(3) Mr. Govatski agreed to forgo his annual salary for 2001, none of which was paid. However, the company did record a charge to operations in the amount of $120,000 to reflect the fair value of the services rendered during 2001.

(4) Mr. Govatski agreed to forgo most of his salary in 2003. In lieu thereof, Mr. Govatski received a salary of $20,000. He intends to receive a salary of $44,000 in 2004.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

                       Number of securities  Percent of total

                       underlying options    options granted to   Exercise or base

                       granted               employees in last    price              Expiration

Name                        (#)              fiscal year         ($/Share)           Date

------------------------------------------------------------------------------------------------

Richard Govatski            -0-                  N/A                N/A               N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and held as of December 31, 2003, by the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           Number of

                                                          Securities         Value of

                                                          Underlying        Unexercised

                                                          Unexercised       In-the-Money

                                                            Options           Options

                                                           at Fiscal         at Fiscal

                                                          Year-End(#)       Year-End($)(1)

                                                         -------------      --------------

                 Shares acquired on                      Exercisable/       Exercisable/

Name                exercise (#)     Value realized ($)  Unexercisable      Unexercisable

--------------------------------------------------------------------------------------------

Richard Govatski        -0-                 N/A            500,000/0        $225,000/$-0-(2)

(1) Value is based on the closing sale price of the Common Stock on December 31, 2003, the last trading day of fiscal 2003 ($0.51), less the applicable option exercise price.

(2) Of these options, 500,000 were exercisable at $0.06 per share.

Employment Contracts

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We have a three-year employment contract with Mr. Govatski to act as our President and Chief Executive Officer on a full-time basis. The agreement commenced on January 1, 2003 and expires on December 31, 2005. The annual base salary is $44,400 with additional cash compensation as defined in the agreement.  As part of his benefits, he receives options to purchase 500,000 shares of our common stock. The options expire on December 31, 2007. The exercise price is the greater of $.06 per share or 110% of the fair market value per share of common stock on the grant date provided our stock option plan. The agreement is terminable for cause by a vote of two-thirds of our directors. It could also be terminated upon three months’ notice if he becomes incapacitated for a period of six consecutive months or immediately upon his death.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans

Our 1999 Stock Option Plan permits the grant of options exercisable for shares of our common stock to corporate officers, directors, employees, and consultants upon such terms, including exercise price and conditions and timing of exercise, as may be determined by the Board of Directors. The plan authorizes the grants of awards up to a maximum of 3,000,000 shares of our common stock. In 2002, we granted 352,686 stock options under the plan. In 2003, we granted 1,743,920 stock options under the plan.  At May 5, 2004, 2,899,288 remained outstanding and unexercised.  Of these outstanding options, 1,331,487 had vested.

Our 2001 Stock Issuance Plan, as amended, permits the grant of shares of our common stock to employees of our company and any of its subsidiaries, non-employee members of our board or non-employee members of the board of directors of any of our subsidiaries, and consultants and other independent advisors who provide services to us or any of our subsidiaries, upon such terms and conditions as may be determined by the Board of Directors. The plan authorizes the grants of awards up to a maximum of 2,400,000. In 2002 we granted 878,995 shares under the plan. In 2003, we granted 760,000 stock options under the plan.  At May 5, 2004, 1,431,487 remained outstanding and unexercised.  Of these outstanding options, 1,331,487 had vested.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of January 20, 2004, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

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                               Amount and Nature

Name and Address               of Beneficial

of Beneficial Owner            Ownership(1)               Percent of Class (1)

------------------------------------------------------------------------------

Richard Govatski                 4,845,500                 15.66%

5021 Indian School Rd. NE        5,345,500 (including

Albuquerque, NM  87110           500,000 options)(2)       17.27%

Teresa B. Dickey                 107,563                       *

                                 532,016(3)(including

                                 424,453 options)           1.72%

John Handley                     265,000(4)                    *

                                 765,000(4) (including

                                 500,000 options)           2.47%

Executive Officers and

Directors as a Group

(3 Persons)                      5,218,063                16.86%

                                 6,642,516                21.46% on a fully

                                (including the options    diluted basis

                                 set forth above)

* - Represents beneficial ownership of less than 1% of the total number of shares of common stock outstanding.

(1) All of the persons are believed to have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided.  Percentage is based on 30,946,795 shares outstanding as of August 12, 2004.  Fully diluted percentage includes 1,424,453 options.

(2) This number of shares includes options to purchase 500,000 shares, which options have vested and are currently exercisable. The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage interest held by Mr. Govatski. The number of shares also includes 400,000 shares pledged by Mr. Govatski to First Mirage, Inc. to secure a loan to the company which is due and payable on June 30, 2004. Such shares are presently in the name of David A. Rapaport, President of First Mirage, Inc.. Mr. Govatski retains the right to vote these shares until foreclosure under the terms of the pledge agreement.

(3) This number of shares includes 107,563 shares issued to Ms. Dickey and options to purchase 424,453 shares, which options have vested and are currently exercisable. The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage interest held by Ms. Dickey.

(4) This number of shares includes 265,000 shares issued to Mr. Handley and options to purchase 500,000 shares, which options have vested and are currently exercisable.  The shares underlying these options are included in the table and are considered to be outstanding for purposes of computing the percentage held by Mr. Handley.

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DILUTION

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As of August 12, 2004, we had issued and outstanding 30,946,795 shares of common stock. In addition, we have 1,000,000 warrants being registered in this offering that convert into shares of our common stock; 2,850,000 shares being registered in this offering that have not been issued (2,800,000 shares that are based on conversion of our preferred shares into our common stock and 50,000 shares registered for Richard Anslow and Gregg Jaclin that have not yet been issued); and 2,857,143 shares being offered in this offering. Therefore, the dilution tables below are based on 37,653,938 shares of our common stock on a fully diluted basis. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the shares after the purchase takes place. The net tangible book value of common stock is equal to stockholders' equity applicable to the common stock as shown on our balance sheet divided by the number of shares of common stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of shares may receive less than their initial investment and a present stockholder may receive more.

The following calculations assume that all of the shares we are registering are issued pursuant to the outstanding warrants and shares to be issued pursuant to the outstanding agreements. Our net tangible book value as of June 30, 2004 was $110,000 or $0.0036 per share (based on 30,946,795 shares issued and outstanding). The adjusted pro forma net tangible book value after this offering (assuming the issuance of all shares as set in the selling shareholders table that are not issued and all of the shares are sold in the offering) will be $1,060,000 or $.0282 per share based on a per share price of $0.39.

Therefore, the increase in the net tangible book value per share attributable to the offering is $.0246. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $(.3654) per share assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if 100% of the shares are sold in this offering:

NMXS.com, Inc.

Dilution calculation

As of June 30, 2004

Tangible book value before offering      $   110,000   $.0036

Offering to new investors                $ 1,000,000   $  .39

Less expenses                            $    50,000

Net proceeds                             $   950,000

Tangible book value after offering       $ 1,060,000   $.0282

Increase in Net Tangible

Book value by old investors              $  .0246

Offering price paid by new investors     $  .39

Dilution for new investor                $ (.3654)

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SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,714,545 shares of our common stock, 1,000,000 shares of our common stock issuable in connection with their conversion of our warrants, and 2,800,000 shares of our common stock issuable in connection with the conversion of our preferred shares.

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The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 12, 2004 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                  Shares of         Percent of       Shares of                    Percent of

                                 common stock        common        common stock      Number of      shares

                                 owned prior      shares owned      to be sold      shares owned    owned

Name of selling                     to the         prior to the       in the         after the      after

stockholder                        offering         offering(1)     offering(1)     offering(1)    offering(1)

------------------------------   -----------       ----------       -----------      ---------     --------

John Shaver (9)                       0                0%             700,000(2)           0             0

ABQ Energy(8) (9)                     0                0%           1,500,000(2)           0             0

James Warlick (9)                     0                0%             200,000(2)           0             0

Rahim Salamohammed (9)                0                0%             400,000(2)           0             0

Lewis White(3)                    454,545            1.47%            454,545(3)           0             0

First Mirage, Inc.(4)                 0                0%           1,000,000              0             0

John Handley (10)                 265,000             .86%            265,000              0             0

Brian McGowan(11)               1,230,000            3.97%          1,230,000              0             0

Frank Reidy (12)                  590,000            1.91%            590,000              0             0

Hawley Revocable Trust(5)         317,000            1.02%            317,000              0             0

Lowell R. Addis's Family Trust(13)100,000             .32%            100,000              0             0

Richard I. Anslow(6)                  0                0%              35,000              0             0

Gregg E. Jaclin(6)                    0                0%              15,000              0             0

Jonathan Rose(7)                  365,000            1.18%            365,000              0             0

(1) Assumes that all of the shares of common stock offered in this prospectus (2,857,143) are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 30,946,795 shares issued and outstanding as of August 12, 2004. The number of shares owned after the offering is based on 30,946,795 plus 2,857,143 or an aggregate of 33,803,938 shares of our common stock.

(2) Represents the number of shares of common stock that each party shall receive upon conversion of our preferred stock held by such parties.

(3) Mr. White's shares are held jointly with his wife Ellen White. The Whites originally purchased 454,545 units (consisting of one share of common stock and one warrant) for $50,000.  We are registering the common shares only.

(4) Represents 1,000,000 shares of our common stock underlying the warrants given to First Mirage, Inc. pursuant to their consulting agreement with us dated August 21, 2003 and expiring August 21, 2004, for services including advice on our capital structure, finance issues and capital transactions. The warrants are exercisable at the price of $.08 per warrant.  The following persons are representatives of, and make investment decisions for First Mirage: Frank E. Hart, Fred A. Brasch and David A. Rapaport.

(5) Greg A. Hawley and Marilyn F. Hawley are the trustees of the Hawley Revocable Trust dated August 30, 1993.  The Hawley Revocable Trust purchased 217,000 units (consisting of one share of common stock and one warrant) for $23,870.  It also purchased 100,000 shares of our common stock for $21,000.  We are registering the common shares only.  We have not yet issued the 100,000 shares.

(6) Richard I. Anslow and Gregg E. Jaclin are partners of Anslow & Jaclin, LLP, the law firm representing us in the preparation and filing of this registration statement. The shares being registered for each of them represent part of the compensation paid to Anslow & Jaclin, LLP. The shares have not yet been issued, but will be issued immediately after the filing of this registration statement.

(7) Jonathan Rose is the principal of our landlord, TC Albuquerque Rose Interests, LLC and TC Albuquerque Rabina Interest, LLC.  His shares were issued in satisfaction of our past due lease obligation of $32,850.

(8) Scott Kominiak is a representative of, and makes investment decisions for ABQ Energy.

(9) The following issuances were based on purchase of our preferred convertible shares:  John Shaver purchased 30 preferred convertible shares for $30,000; ABQ Energy purchased 75 preferred convertible shares for $75,000; James Warlick purchased 10 preferred convertible shares for $10,000; Rahim Salomohammed purchased 20 preferred convertible shares for $20,000.  We are registering the shares of our common stock underlying the preferred shares.

(10) John Handley purchased 250,000 shares of our common stock for $27,500; and 15,000 shares of our common stock for $1,000.

(11) Brian McGowan’s shares represent shares issued to him in accordance with his consulting agreement with us and for services including the following:  advise NMXS's CEO on business strategy; formulate marketing ideas and plans; and introduce NMXS to companies and individuals in various markets with regard to NMXS' business, products, and services.

(12) Frank Reidy purchased 575,000 units (consisting of one share of common stock and one warrant) for $63,250.  He also purchased 15,000 shares of our common stock for $1,000.  We are registering the common shares only.

(13) The Lowell R. Addis Family Trust purchased 100,000 units (consisting of one share of common stock and one warrant) for $11,000.  We are registering the common shares only.

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PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering.  Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering.  Richard Govatski, our President and director will be the only person that will conduct the direct public offering. You will be purchasing our shares from us and not our selling security holders. He intends to offer and sell the shares in the primary offering through his business and personal contacts. Mr. Govatski will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares. Our officers and directors may not purchase shares in this offering.

Richard Govatski, our President and director, is the only person that plans to sell our common stock. He is not a registered broker-dealer. He intends to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, Mr. Govatski (i) at the time of sale, he will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) pursuant to Rule 3a4-1(a)(4)(ii), Mr. Govatski will meet all of the following requirements: at the end of the offering, Mr. Govatski will perform substantial duties for us, other than in connection with transactions in securities; Mr. Govatski was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and Mr. Govatski has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

* ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

* any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard Govatski, our president, director, and principal shareholder, may be deemed a promoter or founder in relation to the organization of our business. In connection with the acquisition of New Mexico Software, Mr. Govatski exchanged all 1,000 of his shares of New Mexico Software for 5,597,000 shares in the public company.

During the years ended December 31, 1999 and 2000, we advanced a total of $50,000 to Mr. Govatski. After repayment of $25,000 by Mr. Govatski in 2001, the principal and interest due was reduced to approximately $32,000 on December 31, 2001, including $4,000 advanced by us to Mr. Govatski during 2001. During 2002, Mr. Govatski received none of his agreed annual salary of $120,000. However, effective December 31, 2002, he agreed to cancel $26,000 of the 2002 salary amount and apply it to the former advances. As of December 31, 2002, he owed a balance of $6,000 for the prior cash advances.

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In January 2001 our wholly owned subsidiary, New Mexico Software, Inc., entered into a line of credit agreement with Los Alamos National Bank in the maximum principal amount of $300,000. It also issued a promissory note dated January 24, 2001, in the principal amount of $300,000, representing the amount that it borrowed under the line of credit. The note is secured by all of New Mexico Software's furniture, fixtures, equipment, inventory, accounts, chattel paper, tangibles and general intangibles, and a letter of credit in the amount of $250,000 issued by another bank and provided by Murray Kelly. We issued 250,000 shares to Mr. Kelly for providing this letter of credit as collateral on this note. The note was originally due on or before July 24, 2001, and was extended to July 24, 2002. On July 24, 2002, we negotiated a three-month extension until October 24, 2002, by paying $50,000, plus accrued interest. On or about October 24, 2002, we were able to negotiate an extension of the note until April 24, 2003, by paying $25,000, plus interest. On March 27, 2004, we received a letter from LANB extending the note until October 15, 2004, with payment of $25,000 of principal and approximately $6,000 of interest due on April 15, 2004.  On April 5, 2004, we paid the $25,000 of principal and $6,000 of interest as agreed.  As of June 30, 2004, the principal balance due on the note was $163,000.  The note bears interest at 7%. Mr. Govatski has personally guaranteed to the bank repayment of $50,000 of this line of credit.

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The lease payments for our office space in Albuquerque, New Mexico, of $47,000 and improvements of approximately $28,000 were provided through the payment of 75,000 shares of our common stock to the landlord by Richard Govatski, our president, a director, and a principal shareholder. In March 2001 we issued 75,000 shares to Mr. Govatski for providing his shares to the landlord.

In March 2001 we issued 1,500,000 Series C Warrants to Manhattan Scientifics, Inc., one of our 5% shareholders. These warrants were issued in consideration of Manhattan Scientifics issuing 100,000 of its common shares to a consultant for services performed by the consultant for us.

We have granted options to Mr. Govatski under our employee stock option plan (and pursuant to his employment with us) to purchase an aggregate of 500,000 shares of common stock. The options were granted in August 1999 and vest at the rate of 20% per year. Of the total options, 380,000 are exercisable at $0.75 per share and 120,000 are exercisable at $0.825 per share.

We have granted options under our employee stock option plan  (and pursuant to her employment with us) to Teresa Dickey, one of our executive officers, to purchase an aggregate of 518,780 shares. Of the total options, 56,000 were granted in January 2000 and are exercisable at $2.125 per share; 56,000 were granted in July 2000 and are exercisable at $1.25 per share; 3,000 were granted in January 2001 and are exercisable at $0.77 per share; 400,000 were granted in October 2001 and are exercisable at $0.34 per share; and 3,780 were granted in January 2002 and are exercisable at $0.34 per share. The options vest at the rate of 50% per year.

In March 2003 we borrowed $25,000 from First Mirage, Inc. To secure repayment of this loan Mr. Govatski pledged 400,000 of his personal shares as collateral.

The terms of all of the transactions entered into with Mr. Govatski and the other related parties are the same as we would have negotiated with an outside party.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

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We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At August 12, 2004, we had 30,946,795 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

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Preferred Stock

We are authorized to issue up to 500,000 shares of $.001 par value preferred stock. At June 30, 2004, we had 135 shares of preferred stock outstanding. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Series A Warrants

On August 29, 2003, we issued a total of 1,000,000 warrants to First Mirage, Inc. Each warrant provides the warrant holder the right to purchase 1 share of our common stock at $.08 per share. The warrants can be exercised at any time until August 29, 2008. To date, no warrants have been exercised.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and interim period subsequent to December 31, 2003, there have been no disagreements with Beckstead and Watts, LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Salt Lake City, Utah 84117. Its telephone number is (801) 272-9294.

EXPERTS

The financial statements included in this prospectus have been audited by Beckstead & Watts, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited financial statements as of December 31, 2003 and 2002. We have also included unaudited financial statements for the six months ended June 30, 2004 and 2003.

NMXS.com, Inc. and Subsidiaries
Consolidated Balance Sheet
(unaudited)

June 30,
2004
Assets

Current assets:
Cash and equivalents	$56,000
Accounts receivable, net	602,000
Inventory	6,000
Prepaid expenses and other assets	41,000
Total current assets	705,000

Furniture, equipment and improvements, net	111,000
Security deposits	40,000
Goodwill, net	75,000

$931,000

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$73,000
Accrued expenses	417,000
Deferred revenue	30,000
Notes payable	301,000
Total current liabilities	821,000

Stockholders' (deficit):
Preferred stock, $0.001 par value, 500,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 50,000,000 shares
authorized, 30,827,479 shares issued and outstanding	31,000
Additional paid-in capital	9,017,000
Stocks payable	71,000
Prepaid compensation	(157,000)
Accumulated (deficit)	(8,852,000)
110,000

$931,000

The accompanying notes are an integral part of these financial statements.

NMXS.com, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2004	2003	2004	2003

Revenue
Software sales and maintenance	$220,000	$124,000	$490,000	$490,000
Custom programming	37,000	21,000	38,000	49,000
License fees	85,000	15,000	110,000	15,000
Scanning services	45,000	35,000	88,000	71,000
Hardware sales	22,000	1,000	50,000	1,000
Other	-	1,000	1,000	1,000
	409,000	197,000	777,000	627,000

Operating costs and expenses:
Cost of services	78,000	78,000	159,000	165,000
Cost of hardware	12,000	-	16,000	-
General and administrative	205,000	283,000	440,000	558,000
Research and development	35,000	27,000	59,000	62,000
Bad debt expense	-	501,000	-	501,000
Total operating costs and expenses	330,000	889,000	674,000	1,286,000

Net operating profit	79,000	(692,000)	103,000	(659,000)

Other (expense):
Interest (expense)	(3,000)	(5,000)	(7,000)	(14,000)
Total other (expense)	(3,000)	(5,000)	(7,000)	(14,000)

Net income	$76,000	$(697,000)	$96,000	$(673,000)

Weighted average number of
common shares outstanding - basic and fully diluted	30,233,770	26,001,521	30,005,817	25,479,994

Net income (loss) per share - basic and fully diluted	$0.00	$(0.03)	$0.00	$(0.03)

The accompanying notes are an integral part of these financial statements.

NMXS.com, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	For the six months ended
	June 30,
	2004	2003
Cash flows from operating activities
Net income	$96,000	$(673,000)
Adjustments to reconcile net income to
net cash (used) by operating activities:
Prior period adjustment	-	(6,000)
Common stock issued for salaries	16,000	69,000
Common stock issued for services	21,000	109,000
Stock options issued for services	-	9,000
Bad debt expense	-	501,000
Depreciation and amortization	42,000	45,000
Changes in:
Accounts receivable	(152,000)	(237,000)
Inventory	(3,000)	-
Prepaid expenses and other assets	(20,000)	(10,000)
Security deposits	(1,000)	-
Officer advances	-	1,000
Accounts payable	(49,000)	(97,000)
Accrued expenses	(48,000)	160,000
Deferred revenue	(40,000)	40,000
Net cash (used) by operating activities	(138,000)	(89,000)

Cash flows from investing activities
Acquisition of fixed assets	(12,000)	(6,000)
Net cash (used) by investing activities	(12,000)	(6,000)

Cash flows from financing activities
Proceeds from notes payable	50,000	25,000
Repayment of note payable	(25,000)	(12,000)
Net proceeds from the issuance of common stock	170,000	28,000
Net proceeds from the issuance of preferred stock	-	30,000
Net cash provided by financing activities	195,000	71,000

Net increase in cash and equivalents	45,000	(24,000)
Cash and equivalents - beginning	11,000	39,000
Cash and equivalents - ending	$56,000	$15,000

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE A – BASIS OF PRESENTATION

The interim consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these interim consolidated financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2003 and notes thereto included in the Company's Form 10-KSB.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

NOTE B - FURNITURE, EQUIPMENT, AND IMPROVEMENTS

Furniture, equipment, and improvements as of June 30, 2004 consisted of the following:

Computers	$ 270,000
Furniture, fixtures and equipment	105,000
Leasehold improvements	10,000
385,000
Accumulated depreciation	(274,000)
$ 111,000

NOTE C - NOTE PAYABLE

During January 2001, the Company borrowed $300,000. The loan is collateralized by substantially all of the Company's assets and personally guaranteed by an officer of the Company. Additional collateral was provided by a letter of credit issued by a then unrelated third party. The letter of credit expired on January 19, 2002. The note was renewed with a due date of July 24, 2002 at a current interest rate of 7%. On July 24, 2002, the Company paid $50,000 of principal and $10,525 of interest. The remaining $250,000 of principal was extended to October 24, 2002 at a current interest rate of 7%. On October 24, 2002 the Company paid $25,000 of principal and $4,555 of interest. The remaining $225,000 of principal was extended until April 24, 2003 at a current interest rate of 7%.  On April 24, 2003, the Company paid $12,224 of principal and $12,768 of interest.  The remaining $212,776 of principal was extended until October 15, 2003 at a current interest rate of 7%.  On October 20, 2003, the Company has negotiated a payment of $25,000 in principal and $7,500 in interest and extended the note to April 23, 2004.  On April 5, 2004, the Company paid $25,000 of principal and $6,000 in interest.  The remaining $163,240 was extended to October 15, 2004.  As of June 30, 2004, the Company had a balance due of $163,168.

On April 22, 2002, the Company borrowed $50,000.  The loan was due on April 23, 2003 at a current interest rate of 10% per annum.  This note is secured by 500,000 shares of the Company’s $0.001 par value common stock.  As of June 30, 2004, the Company is in default and is negotiating with the note holder.

In April 2002, the Company borrowed $12,500.  The loan is due on demand and bears no interest.  As of June 30, 2004, the Company had a balance due of $12,500.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

On March 1, 2003, the Company borrowed $25,000. The loan was due on September 30, 2003 at a current interest rate of 7% per annum.  On August 29, 2003, the note was extended to December 31, 2003.   On December 31, 2003, the note was extended to April 15, 2004.  As of June 30, 2004, the Company had a balance due of $27,000.  On April 15, 2004, the note was extended to June 30, 2004.  On May 21, 2004, the borrowed an additional $50,000.  The loan was due on demand at a current interest rate of 8% per annum.  As of June 30, 2004, the total amount owed was $78,000 of which $75,000 is principal and $3,000 is interest.

NOTE D - CAPITAL TRANSACTIONS

Common stock:

During the six month period ended June 30, 2004, the Company effected the following stock transactions:

On January 7, 2004, the Company issued a total of 250,000 shares of its $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $15,000.  The entire amount is considered deferred compensation.

On February 9, 2004, the Company issued a total of 75,000 shares of its $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $4,500.  The entire amount is considered deferred compensation.

On March 7, 2004, the Company issued a total of 275,000 shares of its $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $16,500.  The entire amount is considered deferred compensation.

On March 8, 2004, the Company issued a total of 127,723 shares of the Company’s $0.001 par value common stock to an employee in lieu of salary which was valued at $16,000.

During the three months ended March 31, 2004, the Company received cash totaling $116,000.  The Company has an offering open and raised a total of $56,000 related to the sale of 223,000 shares of the Company’s $0.001 par value common stock.  The remaining amount of $60,000 is due to the exercise of warrants from individuals to purchase a total of 285,000 shares of the Company’s $0.001 par value common stock.  As of June 30, 2004, the Company has not issued any of the shares mentioned and the entire balance of $116,000 is considered subscriptions payable and will be adjusted upon the issuance of the shares.

On April 6, 2004, the Company cancelled 22,500 shares of its $0.001 par value common stock that was erroneously issued to an employee as a bonus on December 10, 2003.

On June 7, 2004, the Company issued a total of 210,000 shares of the Company’s $0.001 par value common stock which was part of the equity offering and reduced the subscriptions payable balance by $52,500.  In addition, the Company issued a total of 185,000 shares of the Company’s $0.001 par value common stock which were related to the exercise of warrants and reduced the subscriptions payable balance by $38,850.

On June 22, 2004, the Company issued a total of 275,000 shares of its $0.001 par value common stock to a shareholder of the Company as part of a five year consulting agreement in the amount of $16,500.  The entire amount is considered deferred compensation.

On June 29, 2004, the Company received cash totaling $47,000.  The Company sold 275,000 shares of its $0.001 par value common stock to one of its directors.  The entire balance of $47,000 is considered subscriptions payable and will be adjusted upon the issuance of the shares.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

On June 30, 2004, the Company received cash totaling $6,600 for options from an individual to purchase a total of 60,000 shares of the Company’s $0.001 par value common stock.

On June 30, 2004, the Company adjusted deferred compensation in the amount of $15,000.

Warrants:

During the six month period ended June 30, 2004 there were no warrants issued and 285,000 warrants exercised.

Stock options:

Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock- based compensation prescribed therein are shown below. Exercise prices and weighted-average contractual lives of stock options outstanding as of June 30, 2004 are as follows:

Options Outstanding			Options Exercisable
		Weighted Average	Weighted Average		Weighted Average
Exercise Prices	Number Outstanding	Remaining Contractual Life	Exercise Prices	Number Exercisable	Exercise Price
$0.05-$0.30	7,847,320	6.88	$0.10	5,853,400	$0.11
$0.31-$0.50	160,000	4.88	$0.36	160,000	$0.36
$0.54-$0.83	60,000	1.83	$0.61	60,000	$0.61

Summary of Options Granted and Outstanding:

	For the six months ended June 30,
	2004		2003
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options:
Outstanding at beginning of year	6,042,824	$0.12	2,526,000	$0.63
Granted	-	$ -	1,000,000	$0.29
Cancelled	(322,049)	$0.26	(6,000)	$1.25
Outstanding at end of year	5,720,775	$0.12	3,520,000	$0.63

The following table summarizes the pro forma operating results of the Company for June 30, 2004 had compensation costs for the stock options granted to employees been determined in accordance with the fair value based method of accounting for stock based compensation as prescribed by SFAS No. 123.

Proforma net income (loss) available to common stockholders

           $

         0

Proforma basic and diluted loss per share

   $            0.00

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE E - RELATED PARTY TRANSACTIONS

Consulting agreement:

The Company entered into a consulting agreement with a stockholder to advise the CEO on business strategy and to formulate marketing ideas. The term of the employment agreement is for approximately five years commencing on July 1, 2003 and terminating on December 31, 2008.  The shareholder will receive a total of 5,500,000 shares of the Company’s $0.001 par value common stock valued at $330,000.  As of June 30, 2004, the shareholder was paid a total of 3,625,000 shares of common stock, but he has earned only 750,000 shares and the difference of 2,625,000 shares is considered prepaid compensation.  During the six month period ended June 30, 2004, the Company has expensed $30,000 in consulting fees.

NOTE F- MAJOR CUSTOMERS

During the six month period ended June 30, 2004, four customers accounted for 70% of the Company's revenue (Honeywell 20%, MPG Systems 26%, Sun Healthcare 13%, Universal Studios 11%).  The Company recognized $0 as revenue and $0 as expense from barter agreements for the six month period ended June 30, 2004.

As of June 30, 2004, balances due from five customers comprised 79% of total accounts receivable (Stampede Entertainment 22%, Forbes.com 21%, MPG Systems 15%, Honeywell 12%, Universal Studios 8%).

NOTE G - REPORTABLE SEGMENTS

Management has identified the Company's reportable segments based on separate legal entities. NMS derives revenues from the development and marketing proprietary internet technology-based software and WKI provides data maintenance services related to NMS digital asset management system. Information related to the Company's reportable segments for the six months ended June 30, 2004 is as follows:

	NMS	WKI	Total
Revenue	$ 394,000	$ 15,000	$ 409,000

Cost of services	74,000	16,000	90,000
General and administrative	131,000	74,000	205,000
Research and development	35,000	-	35,000

Operating income (loss)	154,000	(75,000)	79,000

Total assets	$894,000	$ 37,000	$ 931,000

WKI revenue consists primarily of software maintenance and scanning services.

A reconciliation of the segments' operating loss to the consolidated net loss/comprehensive loss is as follows:

Segment’s operating income

$       79,000

Other income

  (3,000)

Consolidated net loss/comprehensive loss

            $       76,000

Prior to acquisition of Working Knowledge, Inc., in April 2000, the Company operated within one business segment.

For the six months ended June 30, 2004, amortization and depreciation expense amounted to $31,000 and $11,000 for NMS and WKI, respectively.  Also, total fixed asset additions amounted to $12,000 and $0 for NMS and WKI, respectively, while fixed asset disposals amounted to $0 and $0 for NMS and WKI, respectively.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE H – COMMITMENTS AND CONTINGENCIES

Leases:

The Company leases office space in New Mexico and California.  Future minimum lease payments as of June 30, 2004 are as follows:

Year	Amount
2004	$ 62,000
2005	$ 82,000
2006	$ 82,000
2007	$ 82,000
2008	$ 82,000

Rent expense for office space in New Mexico and California for the six months ended June 30, 2004 amounted to $13,500 and $16,700, respectively.

Employment agreement:

The Company entered into an employment and non-competition agreement with a stockholder to act in the capacity of President and Chief Executive Officer (CEO). The term of the employment agreement is for three years commencing on January 1, 2003. The agreement allows for a one year renewal option unless terminated by either party.  Base salary is $44,000 per annum with available additional cash compensation as defined in the agreement.  Compensation under this agreement of $22,200 is included in general and administrative expenses for the six month period ended June 30, 2004.  The non-competition agreement commences upon the termination of the employment agreement for a period of one year.   As of June 30, 2004, there was a total of $15,000 in accrued payroll which will be eliminated upon issuance of the shares of stock.

Outstanding Payroll Taxes:

The Company has unpaid Federal and State payroll taxes totaling $300,000 as of June 30, 2004, including estimated penalties and interest. The penalties and interest associated with this liability is estimated to be in excess of 10% of the total payroll taxes due, and the Company has accrued $30,000 in penalties and interest.

On June 1, 2003, the Company settled with the State of New Mexico and agreed to pay $1,000 per month of past due payroll taxes plus the current amount due.  During the six months ended June 30, 2004, the Company paid a total of $6,000 of past due payroll taxes.

On October 17, 2003, the Company settled with the IRS and agreed to pay $5,000 per month of past due payroll taxes plus the current amount due.  During the six months ended June 30, 2004, the Company paid a total of $35,000 of past due payroll taxes.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE I – LEGAL PROCEEDINGS

Kurt Paul Grossman and Ann Grossman filed a complaint for Breach of Contract on a Promissory Note against the Company on November 25, 2003, in the Superior Court of California, Orange County Division, case # 03CC14074.  There was a question of whether the complaint was properly served and whether the California courts have jurisdiction over the Company.  The Grossmans filed an Application for Writ of Attachment which was denied on January 30.  The Grossmans asked for $55,000 ($50,000 on the promissory note plus $5,000 interest); $304.40 in costs; and $24,000 in attorney’s fees.  The Grossmans, through a separate entity, Doctors Telehealth Network, purchased software from the Company, and it has not been paid for.  The Company filed a motion to quash the service of summons for lack of personal jurisdiction and to vacate a default judgment against us.  The court tentatively ruled in favor of the Grossmans.  However, after the Company’s oral argument on April 23, 2004, the court withdrew its tentative ruling and ruled in favor of the Company.  Specifically, the court ruled that the Company does not have sufficient contact with California to warrant the exercise of personal jurisdiction.  Based on this ruling, there is no action pending against the Company at this time.

In October 2003, the Company entered into an interim agreement with the Internal Revenue Service concerning the repayment of federal tax deposits which the Company failed to pay for the six operating quarters ended September 30, 2003.  The Company has agreed to pay $5,000 per month beginning November 1, 2003.  During this interim period the IRS has agreed to withhold the filing of a federal tax lien.  Consideration of filing a lien in the future will be based upon a determination of how long it may take to pay the taxes.  Also, the Company’s failure to make timely federal tax deposits will default this interim agreement and necessitate the filing of the lien.  The Company’s unpaid tax returns for these quarters are being assessed by the IRS, and the Company expects to receive an assessment notice for each period upon completion of this assessment.  The Company estimates that these assessments will total approximately $300,000, plus interest and penalties.  Since the end of the third quarter 2003, the Company has made on-time payments of current payroll taxes for both the state and federal agencies.

On March 9, 2004, the Company’s legal counsel received a letter from an attorney representing Manhattan Scientifics.  The letter threatened litigation against the Company for alleged breach of contract and against Richard Govatski for alleged tortious interference with contract.  This is based on the fact that the Company was alleged to have declined to honor Manhattan Scientifics’ alleged request for a cashless exercise of 150,000 the Company’s Common Stock Purchase Warrants (the “Warrants”) allegedly issued to Manhattan Scientifics.  It is the Company’s position that the Warrants, among other things, were issued in a transaction that was not an arms-length transaction and therefore, the Warrants should be cancelled, and that in any event, the alleged cashless exercise was not properly done and itself is a nullity.  In May 2004, Manhattan Scientifics filed a suit in Federal Court in New York against the Company and Mr. Govatski for damages in this matter.  The case was dismissed by the Federal Court due to a lack of diversity jurisdiction.  The Company was recently served with a complaint filed in New York Supreme Court, asserting the same claims.  Manhattan Scientifics seeks damages against the Company for an alleged breach of contract for failure to allow the alleged cashless exercise, in an amount of $1.5 million, and alleges a tortious interference claim against Mr. Govatski.

The Company served an Answer to the Complaint on August 16, 2004.  Mr. Govatski is seeking dismissal of the claim against him for lack of personal jurisdiction and for failure to state a claim.  Along with the Company’s Answer, they are asserting Counterclaims against Manhattan Scientifics for monies owed by Manhattan Scientifics and for a declaratory judgment, and against a former Company Director, Marvin Maslow for fraud and breach of fiduciary duty.  The Company believes that due to the fact that Mr. Maslow and a second former Company director (Scott Bach), were also Directors of Manhattan Scientifics at the time of the transactions in dispute, and constituted two of the Company’s three Directors at the time, Mr. Maslow and Mr. Bach should have excused themselves from participating in negotiating and voting on the issue of whether to approve the Warrants.  Messrs. Maslow and Bach resigned as Directors of the Company in December 2002.  The Company believes that Mr. Maslow had other financial conflicts in connection with the transaction in dispute, which further underscored that the transaction was not arms-length.  It is the Company’s position that Mr. Maslow also misrepresented the fairness of the transaction in dispute at the time to us.  In the Company’s Counterclaims, the Company is seeking, among other relief, a determination that the Warrants should be declared null and void ab initio plus damages against Mr. Maslow.

NMXS.com, Inc. and Subsidiaries

Consolidated Balance Sheets

as of

December 31, 2003 and 2002

and

Consolidated Statements of Operations,

Stockholders’ Equity, and

Cash Flows

for the years ended

December 31, 2003 and 2002

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 (fax)

INDEPENDENT AUDITORS’ REPORT

Board of Directors

NMXS.com, Inc. and Subsidiaries

Albuquerque, New Mexico

We have audited the Balance Sheets of NMxS.com, Inc. and Subsidiaries (the “Company”), as of December 31, 2003 and 2002, and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted my audit in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NMXS.com, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

/s/ Beckstead and Watts, LLP

March 29, 2004

-43-  F1

NMXS.com, Inc. and Subsidiaries
Consolidated Balance Sheets
(Rounded to the nearest thousand) (unaudited)

	December 31,
	2003	2002
Assets

Current assets:
Cash and equivalents	$11,000	$39,000
Accounts receivable, net	450,000	643,000
Inventory	3,000	-
Prepaid expenses and other assets	21,000	42,000
Officer advances	-	1,000
Total current assets	485,000	725,000

Furniture, equipment and improvements, net	141,000	226,000
Security deposits	39,000	39,000
Goodwill, net	75,000	75,000

	$740,000	$1,065,000

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$122,000	$315,000
Accrued expenses	465,000	318,000
Deferred revenue	70,000	-
Notes payable	276,000	287,000
Total current liabilities	933,000	920,000

Stockholders' equity:
Preferred stock, $0.001 par value, 500,000 shares
authorized, 135 and no shares issued and outstanding
as of 12/31/03 and 12/31/02, respectively	-	-
Common stock, $0.001 par value, 50,000,000 shares
authorized, 29,392,256 and 24,757,726 shares issued and
outstanding as of 12/31/03 and 12/31/02, respectively	29,000	25,000
Additional paid-in capital	8,861,000	8,184,000
Prepaid compensation	(135,000)	-
Accumulated (deficit)	(8,948,000)	(8,064,000)
	(193,000)	145,000

	$740,000	$1,065,000

The accompanying notes are an integral part of these financial statements.

NMXS.com, Inc. and Subsidiaries
Consolidated Statements of Operations
(Rounded to the nearest thousand) (unaudited)

	For the years ended
	December 31,
	2003	2002

Revenue
Software sales and maintenance	$841,000	$1,053,000
Custom programming	224,000	106,000
License fees	60,000	174,000
Scanning services	168,000	75,000
Other	7,000	250,000
	1,300,000	1,658,000

Operating costs and expenses:
Cost of services	330,000	527,000
General and administrative	1,678,000	1,386,000
Research and development	112,000	176,000
Impairment of goodwill	-	22,000
Total operating costs and expenses	2,120,000	2,111,000

Net operating (loss)	(820,000)	(453,000)

Other income (expense):
Interest income	-	1,000
Interest (expense)	(64,000)	(45,000)
(Loss) on disposal of fixed assets	-	(25,000)
Total other income (expense)	(64,000)	(69,000)

Net (loss)	$(884,000)	$(522,000)

Weighted average number of
common shares outstanding - basic and fully diluted	26,794,295	23,271,379

Net (loss) per share - basic and fully diluted	$(0.03)	$(0.02)

The accompanying notes are an integral part of these financial statements.

NMXS.com, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
(Rounded to the nearest thousand) (unaudited)

					Additional				Total
	Preferred Stock		Common Stock		Paid-in	Subscriptions	Prepaid	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Payable	Compensation	(Deficit)	Equity

Balance forward
December 31, 2001	-	$-	22,116,784	$22,000	$7,550,000	$-	$-	$(7,542,000)	$30,000

Issuance of shares
previously issuable			21,946						-

Issuance of common stock
for salaries			42,349		15,000				15,000

Issuance of common stock
for services			29,497		212,000				212,000

Issuance of common stock
for services			492,480	1,000	90,000				91,000

Issuance of common stock
for severance			34,422		13,000				13,000

Issuance of common stock
for salaries			148,082		53,000				53,000

Issuance of common stock
for services			103,305		58,000				58,000

Issuance of common stock
for salaries			122,316		27,000				27,000

Sale of common stock, net			1,346,545	1,000	147,000				148,000

Sale of common stock, net			300,000	1,000	19,000				20,000

Net (loss)
For the year ended
December 31, 2002								(522,000)	(522,000)

Balance, December 31, 2002	-	-	24,757,726	25,000	8,184,000	-	-	(8,064,000)	145,000

Issuance of common stock
for salaries			60,143		11,000				11,000

Issuance of common stock
for services			5,208		1,000				1,000

Cash received for
sale of common stock						28,000			28,000

Issuance of common stock
for salaries			142,241		21,000				21,000

Issuance of common stock
for services			12,500		2,000				2,000

Issuance of options
for services					65,000				65,000

Issuance of common stock
for salaries			199,422		24,000				24,000

Issuance of common stock
for services			18,045		2,000				2,000

Issuance of common stock
for salaries			146,901		16,000				16,000

Issuance of common stock
for services			36,090		4,000				4,000

Issuance of common stock
for services			10,000		1,000				1,000

Cash received for
sale of preferred stock						30,000			30,000

Issuance of common stock
for services			100,000		20,000				20,000

Issuance of common stock
for services			170,000		17,000				17,000

Issuance of common stock
for services			42,500		3,000				3,000

Issuance of common stock
for services			57,611		4,000				4,000

Issuance of common stock
for services to be rendered			1,500,000	2,000	88,000		(90,000)		-

Cash received for
sale of preferred stock						30,000			30,000

Issuance of common stock
for services to be rendered			500,000	1,000	29,000		(30,000)		-

Issuance of options
for services					7,000				7,000

Issuance of warrants
for services					67,000				67,000

Cash received for
sale of preferred stock						75,000			75,000

Issuance of preferred stock
for cash	135	-			135,000	(135,000)			-

Issuance of common stock
for services to be rendered			250,000		15,000		(15,000)		-

Compensation
expense							15,000		15,000

Issuance of common stock
for cash			250,000		28,000	(28,000)			-

Issuance of common stock
for services			200,000		16,000				16,000

Issuance of common stock
for salaries			41,369		17,000				17,000

Issuance of common stock
for services			365,000	1,000	32,000				33,000

Issuance of common stock
for services to be rendered			500,000		30,000		(30,000)		-

Issuance of common stock
for bonuses			27,500		11,000				11,000

Issuance of options
for services					11,000				11,000

Compensation
expense							15,000		15,000

Net (loss)
For the year ended
December 31, 2003								(884,000)	(884,000)

Balance, December 31, 2003	135	$-	29,392,256	$29,000	$8,861,000	$-	$(135,000)	$(8,948,000)	$(193,000)

The accompanying notes are an integral part of these financial statements.

NMXS.com, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Rounded to the nearest thousand) (unaudited)

	For the years ended
	December 31,
	2003	2002
Cash flows from operating activities
Net (loss)	$(884,000)	$(522,000)
Adjustments to reconcile net (loss) to
net cash provided (used) by operating activities:
Common stock issued for salaries	89,000	108,000
Common stock issued for services	133,000	205,000
Common stock issued for bonuses	11,000	-
Stock options issued for services	83,000	156,000
Warrants issued for services	67,000	-
Depreciation and amortization	86,000	100,000
Amortization of goodwill	-	22,000
Loss on disposal of fixed assets	-	25,000
Changes in operating assets and liabilities:
Accounts receivable	193,000	(174,000)
Inventory	(3,000)	-
Estimated earnings in excess of billings on uncompleted contracts	-	18,000
Prepaid expenses and other assets	21,000	8,000
Officer advances	1,000	31,000
Security deposits	-	15,000
Accounts payable	(193,000)	365,000
Accrued expenses	147,000	-
Deferred revenue	70,000	(266,000)
Net cash provided (used) by operating activities	(179,000)	91,000

Cash flows from investing activities
Acquisition of fixed assets	(1,000)	(369,000)
Net cash (used) by investing activities	(1,000)	(369,000)

Cash flows from financing activities
Proceeds from notes payable	33,000	100,000
Repayment of note payable	(44,000)	(50,000)
Net proceeds from the issuance of preferred stock	135,000	-
Net proceeds from the issuance of common stock	28,000	168,000
Restricted cash	-	42,000
Net cash provided by financing activities	152,000	260,000

Net (decrease) in cash equivalents	(28,000)	(18,000)
Cash equivalents - beginning	39,000	57,000
Cash equivalents - ending	$11,000	$39,000

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE A - ORGANIZATION AND OPERATIONS

NMXS.com, Inc. and its wholly-owned subsidiaries New Mexico Software, Inc. ("NMS") and Working Knowledge, Inc. ("WKI") (collectively "the Company"), each operating as a business segment that develop and market proprietary internet technology-based software for the management of digital high- resolution graphic images, video clips and audio recordings. The Company believes that its software has applications for the media, advertising, publishing, medical, entertainment, e-commerce and university markets.

In August 1999, the Company effected a reverse merger in which NMXS.com, Inc. acquired all of the outstanding common stock of NMS.

NMS, a New Mexico corporation, was formed in April 1996. NMS develops and markets proprietary internet technology-based software.

During April 2000, the Company purchased 100% of the capital stock of WKI, a Kansas corporation located in California, for a total price of $152,000. The business combination has been accounted for using the purchase method. Tangible assets purchased were of nominal value. WKI provides services which are necessary to prepare, enter, and maintain the customer's data on the Company's digital asset management system. The Company recorded goodwill of $150,000 in connection with the acquisition.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company accounts and transactions have been eliminated.

[2] Revenue recognition:

Revenue from proprietary software sales that does not require further commitment from the company is recognized upon shipment.  Maintenance contract revenue is recognized on a straight-line basis over the life of the respective contract. Revenue from custom software development, which is generally billed separately from the Company's proprietary software, is recognized based on its percentage of completion.  Revenue recognized under percentage of completion contracts are generally based upon specific milestones achieved as specified in customer contracts.  The Company also derives revenue from the sale of third party hardware and software.  Consulting revenue is recognized when the services are rendered. License revenue is recognized ratably over the term of the license.

Due to uncertainties inherent in the estimation process it is at least reasonably possible that completion costs for contracts in progress will be further revised in the near- term.

The cost of services, consisting of staff payroll, outside services, equipment rental, communication costs and supplies, is expensed as incurred.

[3] Cash and cash equivalents:

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

[4] Inventory:

Inventory, which is composed of component parts and finished goods, is valued at cost on a specific identity basis for those items with serial numbers.  The remainder of the inventory is valued at the lower of first-in-first-out (FIFO) cost or market.  On a quarterly basis, management compares the inventory on hand with our records to determine whether write-downs for excess or obsolete inventory are required.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[5] Furniture, equipment and improvements:

Furniture, equipment and improvements are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred. Depreciation is charged against results of operations using the straight-line method over the estimated economic useful life. Leasehold improvements are amortized on a straight-line basis over the life of the related lease.

[6] Income taxes:

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the differences between the tax basis of assets and liabilities and their respective financial reporting amount ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

[7] Per share data:

The basic and diluted per share data has been computed on the basis of the net loss available to common stockholders for the period divided by the historic weighted average number of shares of common stock.  All potentially dilutive securities have been excluded from the computations since they would be antidilutive, however, these dilutive securities could potentially dilute earnings per share in the future.

[8] Research and development expenses:

Costs of research and development activities are expensed as incurred.

[9] Advertising expenses:

The Company expenses advertising costs which consist primarily of direct mailings, promotional items and print media, as incurred. Advertising expenses amounted to $188,210 and $15,000 for the years ended December 31, 2003 and 2002, respectively.

[10] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[11] Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") allows companies to either expense the estimated fair value of stock options and warrants, or to continue following the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net loss had the fair value of the options and warrants been expensed. The Company has elected to apply APB 25 in accounting for grants to employees under its stock based incentive plans. Equity instruments issued to non-employees are measured based on their fair values.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[11] Stock-based compensation: (continued)

Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS 148”) provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation.

[12] Software development:

The Company accounts for computer software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". As such, all costs incurred prior to the product achieving technological feasibility are expensed as research and development costs. Technological feasibility is generally achieved upon satisfactory beta test results. Upon achieving technological feasibility, programming costs are capitalized and amortized over the economic useful live which is estimated to be two years. There were no capitalized software development costs as of December 31, 2003 and 2002.

[13] Rental expense:

The Company has recognized the total minimum rental payments due under the lease on a straight-line basis over the lease term. As of December 31, 2003, the Company has a prepaid rent asset of $2,000.

[14] Goodwill:

The Financial Accounting Standards Board ("FASB") recently issued Statements of Financial Accounting Standards Nos. 141 "Business Combinations", 142 "Goodwill and Other Intangible Assets" and 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". ("SFAS 141", "SFAS 142" and "SFAS 144"). All of these pronouncements are effective for fiscal years beginning after December 31, 2001. Under SFAS 141, a company must use the purchase method of accounting for all business acquisitions. SFAS 142 requires a company to periodically evaluate for impairment (as opposed to amortize) goodwill and intangible assets.

Goodwill resulting from the acquisition of Working Knowledge, Inc., accounted for as a purchase, was being amortized on a straight-line basis over 5 years through December 31, 2001. The Company adopted SFAS No. 142 effective January 1, 2002 and as such, will test the goodwill balance for impairment at least on an annual basis. Such analysis will be based upon the expected future cash flows of Working Knowledge, Inc. There was $0 and $22,000 as impairment of goodwill as of December 31, 2003 and 2002.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[15] Recent pronouncements:

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others”, an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations and has adopted such interpretation during fiscal year 2003, as required.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company will begin to adopt the provisions of FIN No. 46 during the first quarter of fiscal 2003 and the Company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003. The effect of adopting SFAS No. 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. SFAS No. 150 did not have any impact on the Company’s financial position or results of operations.

NOTE C – ACCOUNTS RECEIVABLE

During the year ended December 31, 2003, the Company elected to write off $500,000 of accounts receivable to bad debt due to one customer.  The Company is no longer doing business with this customer and is in negotiations to collect the entire balance.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE D - FURNITURE, EQUIPMENT, AND IMPROVEMENTS

Furniture, equipment, and improvements as of December 31, 2003 consisted of the following:

Computers	$ 269,000
Furniture, fixtures and equipment	105,000
Leasehold improvements	76,000
450,000
Accumulated depreciation	(309,000)
$ 141,000

NOTE E - NOTE PAYABLE

During January 2001, the Company borrowed $300,000. The loan is collateralized by substantially all of the Company's assets and personally guaranteed by an officer of the Company. Additional collateral was provided by a letter of credit issued by a then unrelated third party (Note F). The letter of credit expired on January 19, 2002. The note was renewed with a due date of July 24, 2002 at a current interest rate of 7%. On July 24, 2002, the Company paid $50,000 of principal and $10,525 of interest. The remaining $250,000 of principal was extended to October 24, 2002 at a current interest rate of 7%. On October 24, 2002 the Company paid $25,000 of principal and $4,555 of interest. The remaining $225,000 of principal was extended until April 24, 2003 at a current interest rate of 7%.  On April 24, 2003, the Company paid $12,224 of principal and $12,768 of interest.  The remaining $212,776 of principal was extended until October 15, 2003 at a current interest rate of 7%.  On October 20, 2003, the Company has negotiated a payment of $25,000 in principal and $7,500 in interest and extended the note to April 23, 2004.  As of December 31, 2003, the Company had a balance due of $188,000.  On March 27, 2004, the Company received a notice from the bank to extend the note to October 15, 2004, if the Company pays a principal payment of $25,000 and $6,000 in interest.

On April 22, 2002, the Company borrowed $50,000.  The loan is due on April 23, 2003 at a current interest rate of 10% per annum.  This note is secured by 500,000 shares of the Company’s $0.001 par value common stock.  As of December 31, 2003, the Company is in default and is negotiating with the note holder.

In April 2002, the Company borrowed $12,500.  The loan is due on demand and bears no interest.  As of December 31, 2003, the Company had a balance due of $12,500.

On March 1, 2003, the Company borrowed $25,000. The loan was due on September 30, 2003 at a current interest rate of 7% per annum.  On August 29, 2003, the note was extended to December 31, 2003.   On December 31, 2003, the note was extended to April 15, 2004.  As of December 31, 2003, the Company had a balance due of $25,000.

NOTE F - CAPITAL TRANSACTIONS

Series A convertible preferred stock:

The Series A convertible preferred shares are convertible at any time by the shareholder at a rate equal to 70% of the average bid price of the common stock on the conversion date, at a minimum of $0.05 and a maximum of $.25 per share.  The Series A convertible preferred stock has no preference with respect to dividends declared by New Mexico Software.

During the year ended December 31, 2003, the Company effected the following stock transactions:

The Company received a total of $135,000 from four individuals to purchase 135 shares of the Company’s $0.001 par value preferred stock.  As of August 31, 2003, the Company closed the preferred stock offering and all of the shareholders have received their preferred stock.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Common stock:

During the year ended December 31, 2002, the Company effected the following stock transactions:

During February, the Company compensated four employees in the form of the Company's common stock as additional compensation. The Company issued 42,349 shares of its common stock to these employees, and approximately $15,000 is included in the statement of operations for the three months ended March 31, 2002.

The Company issued 51,443 shares, including 21,946 shares which had been issuable at December 31, 2001, for legal expenses and sales commission advances. A total of 13,512 shares for legal expenses are shown as issuable at March 31, 2002. In addition, 227,941 shares are shown as issuable as payment for consulting services rendered during 2001.

The Company issued 574,509 shares for legal and consulting services during the three months ended June 30, 2002, 256,853 of which were shown as issuable at March 31, 2002. Approximately $91,000 of expense is included in the statement of operations for the three months ended June 30, 2002. No shares are shown as issuable at June 30, 2002.

During April, the Company compensated five employees in the form of the Company's common stock as a severance package. A total of 34,422 shares were issued to these employees, and approximately $13,000 was included in the statement of operations for the three months ended June 30, 2002.

During April and May, the Company compensated all its employees in the form of the Company's common stock in lieu of payroll. A total of 148,082 shares of the Company's common stock were issued to these employees, and approximately $53,000 was included in the statement of operations for the three months ended June 30, 2002.

During the three months ended September 30, 2002, the Company issued 103,304 shares for legal and consulting services. Approximately $18,000 was included in the statement of operations for that period.

In July, the Company compensated all its employees in the form of the Company's common stock in lieu of payroll. A total of 122,316 shares were issued to these employees, and approximately $27,000 was included in the statement of operations for the three months ended September 30, 2002.

In September, the Company sold 1,346,545 shares of its common stock for $148,000.

In December, the Company sold 300,000 shares of its common stock for $20,000.

During the year ended December 31, 2003, the Company effected the following stock transactions:

On January 13, 2003, the Company issued a total of 60,143 shares of its $0.001 par value common stock to its employees in lieu of salary which was valued at $11,000.

On January 13, 2003, the Company issued a total of 5,208 shares of its $0.001 par value common stock to an independent contractor for services rendered which was valued at $1,000.

On January 31, 2003, the Company agreed to issue 250,000 shares of its $0.001 par value common stock to a director of the Company for cash of $28,000 which is considered subscriptions payable.  On October 16, 2003, the shares have been issued.

On February 20, 2003, the Company issued a total of 142,241 shares of the Company’s $0.001 par value common stock to its employees in lieu of salary which was valued at $21,000.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Common stock: (continued)

On February 20, 2003, the Company issued a total of 12,500 shares of its $0.001 par value common stock to its and to an independent contractors for services rendered in the amount of $2,000.

On February 27, 2003, the Company issued 1,000,000 stock options for legal services totaling $65,000.

On March 10, 2003, the Company issued a total of 199,422 shares of its $0.001 par value common stock to its employees in lieu of salary which was valued at $24,000

On March 10, 2003, the Company issued a total of 18,045 shares of its $0.001 par value common stock to an independent contractor for services rendered in the amount of $2,000.

On March 24, 2003, the Company issued a total of 146,901 shares of its $0.001 par value common stock to its employees in lieu of salary which was valued at $16,000

On March 24, 2003, the Company issued a total of 36,090 shares of its $0.001 par value common stock to its independent contractors for services rendered in the amount of $4,000.

On March 31, 2003, the Company issued a total of 10,000 shares of its $0.001 par value common stock to an independent contractor for services rendered in the amount of $1,000.

On April 17, 2003, the Company issued a total of 100,000 shares of its $0.001 par value common stock to a former director for services rendered in the amount of $20,000.

On May 16, 2003, the Company issued a total of 170,000 shares of its $0.001 par value common stock to an attorney for legal services rendered in the amount of $17,000.

On May 30, 2003, the Company issued a total of 42,500 shares of its $0.001 par value common stock to an attorney for legal services rendered in the amount of $3,000.

On June 6, 2003, the Company issued a total of 57,611 shares of its $0.001 par value common stock to an independent contractor for services rendered in the amount of $4,000.

On June 6, 2003, the Company issued a total of 1,500,000 shares of its $0.001 par value common stock to Brian McGowan as part of a five year consulting agreement in the amount of $90,000.  The entire amount is considered deferred compensation.

On August 1, 2003, the Company issued a total of 500,000 shares of its $0.001 par value common stock to Brian McGowan as part of a five year consulting agreement in the amount of $30,000.  The entire amount is considered deferred compensation.

On August 1, 2003, the Company issued 100,000 stock options for consulting services totaling $7,000.

On August 17, 2003, the Company issued 1,000,000 warrants for consulting services totaling $67,000.

On August 30, 2003, the Company agreed to issue a total of 365,000 shares of its $0.001 par value common stock to its landlord in exchange for rent which was valued at $32,850.  On December 8, 2003, the shares have been issued.

On September 18, 2003, the Company issued a total of 250,000 shares of its $0.001 par value common stock to Brian McGowan as part of a five year consulting agreement in the amount of $15,000.  The entire amount is considered deferred compensation.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Common stock: (continued)

On September 30, 2003, the Company adjusted deferred compensation in the amount of $15,000.

On October 16, 2003, the Company issued 250,000 shares of its $0.001 par value common stock to a director of the Company and cancelled the subscriptions payable of $28,000.

On November 24, 2003, the Company issued 200,000 shares of its $0.001 par value common stock in exchange for consulting services valued at $16,000.

On November 25, 2003, the Company issued a total of 41,369 shares of its $0.001 par value common stock to its employees in lieu of salary which was valued at $17,000

On December 8, 2003, the Company issued a total of 365,000 shares of its $0.001 par value common stock to its landlord in exchange for rent which was valued at $33,000

On December 8, 2003, the Company issued a total of 500,000 shares of its $0.001 par value common stock to Brian McGowan as part of a five year consulting agreement in the amount of $30,000.  The entire amount is considered deferred compensation.

On December 10, 2003, the Company issued a total of 27,500 shares of its $0.001 par value common stock to its employees as bonuses which were valued at $11,000.  The Company issued 22,500 shares in error to an employee and the shares will be returned to the Company in 2004, the amount is considered due from employee in the amount of $9,000.

On December 31, 2003, the Company issued 130,000 stock options for consulting services totaling $11,000.

On December 31, 2003, the Company adjusted deferred compensation in the amount of $15,000.

Warrants:

In September, the Company issued 1,346,545 warrants in conjunction with the sale of the 1,346,545 shares above at the rate of one warrant for each common share. The warrants have an exercise price of $0.21 per share and a seven year contractual life from date of issuance. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.17. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 4.05%, zero dividend yield, volatility of the Company's common stock of 122% and an expected life of the warrants of seven years. Approximately $2,000 of expense was included in the statement of operations for the three months ended September 30, 2002.

On August 17, 2003, the Company issued 1,000,000 warrants to First Mirage (FM) at the rate of one warrant for each common share.  The warrants have an exercise price of $0.08 per share and a five year contractual life from date of issuance.  The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.06.  The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 3.35%, zero dividend yield, volatility of the Company's common stock of 181% and an expected life of the warrants of five years. Approximately $67,000 of expense was included in the statement of operations for the year ended December 31, 2003.

No warrants have been exercised through December 31, 2003 and 2002.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options:

Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock- based compensation prescribed therein are shown below. Exercise prices and weighted-average contractual lives of stock options outstanding as of December 31, 2003 are as follows:

Options Outstanding			Options Exercisable
		Weighted Average	Weighted Average		Weighted Average
Exercise Prices	Number Outstanding	Remaining Contractual Life	Exercise Prices	Number Exercisable	Exercise Price
$0.05-$0.30	8,116,849	7.44	$0.10	5,512,643	$0.10
$0.31-$0.50	212,520	5.98	$0.36	186,260	$0.36
$0.54-$0.83	60,000	2.33	$0.61	60,000	$0.61
$1.25-$2.13	0	0.00	$0.00	0	$0.00

Summary of Options Granted and Outstanding:

	For the Years Ended December 31,
	2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options:
Outstanding at beginning of year	2,202,000	$0.77	1,593,000	$1.33
Granted	332000	$0.29	1,739,000	$0.47
Cancelled	(2,000)	$1.25	(1,130,000)	$0.09
Outstanding at end of year	2,532000	$0.63	2,202,000	$0.77

During the year ended December 31, 2002, the Company granted the following stock options:

In January 2002, the Company granted 53,000 stock options to employees with an exercise price of $.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 5.04%, zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options: (continued)

During February 2002, the Company granted 200,000 stock options to an employee with an exercise price of $0.34, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.34. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.91%, zero dividend yield, volatility of the Company's common stock of 222% and an expected life of the options of ten years.

In August 2002, the Company granted 103,125 stock options to an employee with an exercise price of $0.17, equal to the fair value of the common stock, with a contractual life of ten years and a 21 month vesting period. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.16. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.42%, zero dividend yield, volatility of the Company's common stock of 122%, and an expected life of the options of ten years.

During the year ended December 31, 2003, the Company granted the following stock options:

On February 1, 2003, the Company granted 200,000 stock options to employees with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.04. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.00%, zero dividend yield, volatility of the Company's common stock of 163% and an expected life of the options of ten years.

On February 27, 2003, the Company granted 1,000,000 stock options to Gerald Grafe, the Company’s legal counsel, with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of ten years and the options vest immediately. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.03. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 5.84%, zero dividend yield, volatility of the Company's common stock of 177%, and an expected life of the options of ten years.  Approximately $65,000 of expense was included in the statement of operations for the year ended December 31, 2003.

On August 1, 2003, the Company granted 1,943,920 stock options to employees with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.04. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.27%, zero dividend yield, volatility of the Company's common stock of 181% and an expected life of the options of ten years.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE F - CAPITAL TRANSACTIONS (CONTINUED)

Stock options: (continued)

On August 1, 2003, the Company granted 100,000 stock options to independent contractors for consulting services, with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of ten years and the options vest immediately. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.04. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.27%, zero dividend yield, volatility of the Company's common stock of 181%, and an expected life of the options of ten years.  Approximately $7,000 of expense was included in the statement of operations for the year ended December 31, 2003.

On September 29, 2003, the Company granted 500,000 stock options to a director with an exercise price of $0.06, equal to the fair value of the common stock, with a contractual life of ten years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.04. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.09%, zero dividend yield, volatility of the Company's common stock of 182% and an expected life of the options of ten years.

On November 24, 2003, the Company granted 60,000 stock options to an employee with an exercise price of $0.11, equal to the fair value of the common stock, with a contractual life of five years and a two year vesting period, 50% at the end of each one year period from the date of grant. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.09. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.23%, zero dividend yield, volatility of the Company's common stock of 184% and an expected life of the options of five years.

On December 31, 2003, the Company granted 130,000 stock options to an independent contractor for consulting services, with an exercise price of $0.09, equal to the fair value of the common stock, with a contractual life of five years and the options vest immediately. The fair value of the options has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these options was $0.07. The following assumptions were used in computing the fair value of these option grants: weighted average risk-free interest rate of 4.27%, zero dividend yield, volatility of the Company's common stock of 181%, and an expected life of the options of five years.  Approximately $10,500 of expense was included in the statement of operations for the year ended December 31, 2003.

The following table summarizes the pro forma operating results of the Company for December 31, 2003 had compensation costs for the stock options granted to employees been determined in accordance with the fair value based method of accounting for stock based compensation as prescribed by SFAS No. 123.

	2003	2002
Proforma net loss available to common stockholders	($1,079,000)	($406,000)
Proforma basic and diluted loss per shares	($0.04)	($0.02)

As of December 31, 2003, the Company has reserved 1,000,000 shares of its common stock for issuance upon exercise of stock options and warrants.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE G - INCOME TAXES

The Company accounts for income taxes using the liability method, under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

As of December 31, 2003, the Company had net operating loss carryforwards of approximately $8,917,000, which expire in varying amounts between 2016 and 2021. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

The difference between the statutory federal income tax rate on the Company's pre-tax loss and the Company's effective income tax rate is summarized as follows:

	2003	2002
Statutory federal income tax rate	(34.0%)	(34.0%)
Increase in valuation allowance	34.0%	34.0%
Other	0.0%	0.0%
Effective income tax rate	0.0%	0.0%

NOTE H - RELATED PARTY TRANSACTIONS

Officer advances:

As of December 31, 2002, officer advances represent advances to the Chief Executive Officer who is a principal stockholder of the Company which bears interest at 7% per annum.

Consulting agreement:

The Company entered into a consulting agreement with a stockholder to advise the CEO on business strategy and to formulate marketing ideas. The term of the employment agreement is for approximately five years commencing on July 1, 2003 and terminating on December 31, 2008.  The shareholder will receive a total of 5,500,000 shares of the Company’s $0.001 par value common stock valued at $330,000.  As of December 31, 2003, the shareholder was paid a total of 2,750,000 shares of common stock, but he has earned only 500,000 shares and the difference of 2,250,000 shares is considered prepaid compensation.  During the year ended December 31, 2003, the Company has expensed $30,000 in consulting fees.

NOTE I - MAJOR CUSTOMERS

During the year ended December 31, 2003, seven customers accounted for 85% of the Company's revenue.  The Company recognized $290,000 as revenue and $290,000 as expense from barter agreements for the year ended December 31, 2003.  During the year ended December 31, 2002, three customers accounted for 47%, 11% and 9% of the Company's revenue.

As of December 31, 2003, balances due from one customer comprised 27% of total accounts receivable. As of December 31, 2002, balances due from two customers comprised 70% and 8% of total accounts receivable.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE J – REPORTABLE SEGMENTS

Management has identified the Company’s reportable segments based on separate legal entities. NMS derives revenues from the development and marketing proprietary internet technology-based software and WKI provides data maintenance services related to NMS digital asset management system. Information related to the Company’s reportable segments for 2003 is as follows:

	NMS	WKI	Total
Revenue	$1,266,000	$ 34,000	$1,300,000

Cost of services	267,000	62,000	330,000
General and administrative	1,556,000	123,000	1,687,000
Research and development	112,000	-	112,000
Impairment of goodwill	-	-	-

Operating income (loss)	(669,000)	(151,000)	(820,000)

Total assets	$704,000	$ 36,000	$ 740,000

WKI revenue consists primarily of software maintenance and scanning services.

A reconciliation of the segments’ operating loss to the consolidated net loss/comprehensive loss is as follows:

Segment’s operating loss	$(_ 820,000)
Other income (expense)	(33,000)
Consolidated net loss/comprehensive loss	$(853,000)

Prior to acquisition of Working Knowledge, Inc., in April 2000, the Company operated within one business segment.

For the year ended December 31, 2003, amortization and depreciation expense amounted to $62,000 and $24,000 for NMS and WKI, respectively.  Also, total fixed asset additions amounted to $0 and $0 for NMS and WKI, respectively, while fixed asset disposals amounted to $0 and $0 for NMS and WKI, respectively.

For the year ended December 31, 2002, amortization and depreciation expense amounted to $75,000 and $25,000 for NMS and WKI, respectively.  Also, total fixed asset additions amounted to $ 6,000 and $0 for NMS and WKI, respectively, while fixed asset disposals amounted to $342,000 and $0 for NMS and WKI, respectively.

NOTE K – COMMITMENTS AND CONTINGENCIES

Leases:

The Company leases office space in New Mexico and California.  Future minimum lease payments as of December 31, 2003 are as follows:

Year	Amount
2004	76,000

Rent expense for the years ended December 31, 2003 and 2002 amounted to $112,000 and $149,000, respectively.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE K – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment agreement:

The Company entered into an employment and non-competition agreement with a stockholder to act in the capacity of President and Chief Executive Officer (CEO). The term of the employment agreement is for three years commencing on January 1, 2003. The agreement allows for a one year renewal option unless terminated by either party.  Base salary is $200,000 per annum with available additional cash compensation as defined in the agreement.  The base salary shall be paid in the form of 50 shares of Series A Convertible Preferred stock of the Company payable at the end of each fiscal quarter.   The exercise price is the greater of $.06 per share or 110% of the fair market value per share of common stock on the grant dare provided by our stock option plan.  As part of his benefits, the CEO receives options to purchase 500,000 shares of our common stock.  The CEO agreed to forego all but $44,000 of his salary for 2004, therefore, compensation under this agreement of $11,000 is included in general and administrative expenses for the three month period ended March 31, 2004. The non-competition agreement commences upon the termination of the employment agreement for a period of one year.   As of March 31, 2004, there was a total of $15,000 in accrued payroll which will be eliminated upon issuance of the shares of stock.

Contingencies:

During the year ended December 31, 2002, the Company accumulated debt totaling $55,000 in line charges with Sprint. The Company was also owed commissions in connection with its contract with Sprint as a Sprint Data Partner. The Company and Sprint have agreed in principle to apply the outstanding commissions to the debt thereby reducing the debt from $55,000 to $16,000. The Company expects to pay the $16,000 during the first six months of 2003.  During the year ended December 31, 2003, the Company has paid a total of $11,000 to Sprint.

During the year ended December 31, 2003, the Company settled with Sun Microsystems, Inc. (Sun) over the terms of equipment leased from Sun whereby the Company continued to make lease payments and failed to notify Sun past the lease termination date during 2002. The Company ceased making payments in October 2002 until the matter was resolved. Sun is pursuing collection of payments it considers in arrears totaling $78,000. The Company claims that the missed termination date is a technicality, and that it has overpaid Sun by $50,000.  On July 23, 2003, the Company settled with Sun and paid a total of $1,000 and has returned the majority of the equipment to Sun and does not consider this to impair its ability to continue servicing its customer base.

During the year ended December 31, 2003, the Company had settled with Eisner, LLP (Eisner) over past due accounting fees totaling $109,000.  The Company and Eisner have agreed to settle for $20,000 and in September 2003 the Company paid the entire amount.

During the year ended December 31, 2003, the Company had settled with TC Albuquerque Ross Interests, LLC and TC Albuquerque Rabina Interest, LLC (Landlord) over past due office rent totaling $29,000.  The Company issued 365,000 of its $0.001 par value common stock to cancel the outstanding balance due of $29,000 plus $3,500 in anticipated brokerage fees.  The Company renegotiated its lease to a month-to-month arrangement at a rate of $3,000 per month.

Outstanding Payroll Taxes:

The Company has unpaid Federal and State payroll taxes totaling $319,581 as of December 31, 2003. The penalties and interest associated with this liability is estimated to be in excess of 10% of the total payroll taxes due, and the Company has accrued $30,419 in penalties and interest.

On June 1, 2003, the Company settled with the State of New Mexico and agreed to pay $1,000 per month of past due payroll taxes plus the current amount due.  During the year ended December 31, 2003, the Company paid a total of $5,000 of past due payroll taxes.

NMXS.com, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

NOTE K – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Outstanding Payroll Taxes: (continued)

On October 17, 2003, the Company settled with the IRS and agreed to pay $5,000 per month of past due payroll taxes plus the current amount due.  During the year ended December 31, 2003, the Company paid a total of $10,000 of past due payroll taxes.

NOTE L – LEGAL PROCEEDINGS

On October 20, 2003, we received a written demand from Kurt Grossman for payment in full of a one-year promissory note issued by us on April 23, 2002, to Mr. Grossman and his wife evidencing a loan of $50,000 by Mr. and Mrs. Grossman to us.  The demand includes payment for the principal amount of the note of $50,000, fixed interest of $5,000, and post default interest of $2,665.62.  Mr. Grossman informed us that he intended to commence legal action if the note, plus interest, was not paid on or before October 23, 2003.  A court date is set for April 23, 2004 in California to resolve the dispute, and we have hired an attorney to represent us in that action.

NMXS.COM, INC.


2,857,143 Shares of Common Stock

2,714,545 Selling Security Holder Shares of Common Stock

1,000,000 Shares of Common Stock Issuable in Connection With Conversion of Warrants

2,800,000 Shares of Common Stock Issuable upon Conversion of Preferred Shares

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PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by Delaware General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee $ 500 Legal fees and expenses (1) $25,000 Accounting fees and expenses (1) $20,000 Miscellaneous and Printing fees(1) $ 4,500 ---------- Total (1) $50,000 ==========

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

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NMXS.com, Inc. restricted stock issuance list from February 1, 2001 to August 12, 2004

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On February 5, 2001, we issued 250,000 shares of our restricted common stock to Murray W. Kelly in consideration for a $250,000 letter of credit guaranteeing $250,000 of the initial $300,000 loan from Los Alamos National Bank. The issuance was valued at $.75 per share or $187,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Murray W. Kelly was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Murray W. Kelly had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 12, 2001, we issued 75,000 shares of our restricted common stock to Richard Govatski to reimburse him for the 75,000 personal shares he issued to our landlord. The issuance was valued at $1.453 per share or $109,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Richard Govatski was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard Govatski had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 75,000 shares of our restricted common stock to Stockbrokers Associates Corporation in consideration for public relations services. The issuance was valued at $.001 per share or $75.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Stockbrokers Associates Corporation was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Stockbrokers Associates Corporation had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 75,000 shares of our restricted common stock to William Copeland for the purchase of our wholly owned subsidiary, Working Knowledge, Inc. The issuance was valued at $.49 per share or $36,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. William Copeland was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, William Copeland had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 50,000 shares of our restricted common stock to Quorum Capital in consideration for advising and consulting services regarding restructuring of debt, which we later elected not to pursue. The issuance was valued at $.52 per share or $26,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Quorum Capital was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Quorum Capital had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 150,000 shares of our restricted common stock to Lynn Dixon for cash consideration of $60,000. The issuance was valued at $.40 per share or $60,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lynn Dixon was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lynn Dixon had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 21, 2001, we issued 137,500 shares of our restricted common stock to Trinity American for cash consideration of $55,000. The issuance was valued at $.40 per share or $55,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Trinity American was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Trinity American had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 12, 2002, we issued 15,400 shares of our restricted common stock to Hawk Associates Inc. in consideration of public relations services.  The issuance was valued at $.374 per share or $5,764. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Hawk Associates Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Hawk Associates Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 12, 2002, we issued 10,000 shares of our restricted common stock to Owen Coleman for consulting services regarding advertising, branding, and logo design. The issuance was valued at $.435 per share or $4,350. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Owen Coleman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Owen Coleman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 23, 2002, we issued 90,000 shares of our restricted common stock to Owen Coleman for consulting services regarding advertising, branding, and logo design. The issuance was valued at $.40 per share or $36,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Owen Coleman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Owen Coleman had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 454,545 shares of our restricted common stock to Lewis White and Ellen White for cash consideration of $50,000. The issuance was valued at $.11 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lewis White and Ellen White were a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lewis White and Ellen White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 575,000 shares of our restricted common stock to Frank A Reidy for cash consideration of $63,250. The issuance was valued at $.11 per share or $63,250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank A Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank A Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 100,000 shares of our restricted common stock to Lowell R. Addis Family Trust for cash consideration of $11,000. The issuance was valued at $.11 per share or $11,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Lowell R. Addis Family Trust was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Lowell R. Addis Family Trust had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2002, we issued 217,000 shares of our restricted common stock to Greg A. Hawley & Marilyn F. Hawley TTEES FBO Hawley Revocable Trust for cash consideration of $23,870. The issuance was valued at $.11 per share or $23,870. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Greg A. Hawley & Marilyn F. Hawley TTEES FBO Hawley Revocable Trust was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Greg A. Hawley & Marilyn F. Hawley TTEES FBO Hawley Revocable Trust had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Brian McGowan for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brian McGowan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brian McGowan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Chris Rybacki & Holly Rybacki for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Chris Rybacki & Holly Rybacki were a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Chris Rybacki & Holly Rybacki had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Rafael Rubio for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Rafael Rubio was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Rafael Rubio had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Bernadette M. Candaleria for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Bernadette M. Candaleria was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Bernadette M. Candaleria had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Michael Rozenblum for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Michael Rozenblum was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael Rozenblum had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to John E. Handley for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John E. Handley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John E. Handley had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to John M. Fox for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John M. Fox was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John M. Fox had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Shay M. Fox for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Shay M. Fox was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Shay M. Fox had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Joseph R. White for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Joseph R. White was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Joseph R. White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Alan S. Bouhamdan for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alan S. Bouhamdan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alan S. Bouhamdan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Cecilia Gutierrez-White for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Cecilia Gutierrez-White was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Cecilia Gutierrez-White had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Carolyn Paige Lopour for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Carolyn Paige Lopour was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Carolyn Paige Lopour had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to David Gregory Lopour for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. David Gregory Lopour was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, David Gregory Lopour had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Anna L. Reidy for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Anna L. Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anna L. Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Frank A. Reidy for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank A. Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank A. Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Frank N. Hawkins Jr. for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank N. Hawkins Jr. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank N. Hawkins Jr. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Michael D. Haight for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Michael D. Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Michael D. Haight had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Kim Haight for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kim Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kim Haight had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Taylor P. Haight for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Taylor P. Haight was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Taylor P. Haight had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 3, 2002, we issued 15,000 shares of our restricted common stock to Karen Rozenblum for cash consideration of $1,000. The issuance was valued at $.067 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by

Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Karen Rozenblum was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Karen Rozenblum had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 9, 2003, we issued 1,500,000 shares of our restricted common stock to Brian McGowan in consideration for consulting services in accordance with his contract. The issuance was valued at $.06 per share or $90,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brian McGowan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brian McGowan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 9, 2003, we issued 57,611 shares of our restricted common stock to Cody Pisto for salary owed. The issuance was valued at $.07 per share or $4,033. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Cody Pisto was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Cody Pisto had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 250,000 shares of our restricted common stock to John E. Handley for cash consideration of $27,500. The issuance was valued at $.11 per share or $27,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. John E. Handley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John E. Handley had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 200,000 shares of our restricted common stock to Brockington Securities Inc. in consideration for investment banking services. The issuance was valued at $.10 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brockington Securities Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brockington Securities Inc. had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 16, 2003, we issued 365,000 shares of our restricted common stock to Jonathan F. P. Rose in consideration for our past due lease obligation. The issuance was valued at $.09 per share or $32,850. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Jonathan F. P. Rose was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Jonathan F. P. Rose had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

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On June 7, 2004, we issued 2,000 shares of our restricted common stock to Randy McCoy for cash consideration of $500. The issuance was valued at $.25 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Randy McCoy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Randy McCoy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 16,000 shares of our restricted common stock to Dick Dunlap for cash consideration of $4,000. The issuance was valued at $.25 per share or $4,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dick Dunlap was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dick Dunlap had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 10,000 shares of our restricted common stock to Vernon Shiplet for cash consideration of $2,500. The issuance was valued at $.25 per share or $2,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Vernon Shiplet was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Vernon Shiplet had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 64,000 shares of our restricted common stock to Harish and Pushpa Tekchandani for cash consideration of $16,000. The issuance was valued at $.25 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Harish and Pushpa Tekchandani were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Harish and Pushpa Tekchandani had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 4,000 shares of our restricted common stock to Misty Kuzior for cash consideration of $1,000. The issuance was valued at $.25 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Misty Kuzior was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Misty Kuzior had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 40,000 shares of our restricted common stock to Kurtis D. Hughes for cash consideration of $10,000. The issuance was valued at $.25 per share or $10,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Kurtis D. Hughes was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Kurtis D. Hughes had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 4,000 shares of our restricted common stock to Scott E. Mathena for cash consideration of $1,000. The issuance was valued at $.25 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Scott E. Mathena was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Scott E. Mathena had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 20,000 shares of our restricted common stock to Jeremy and Cleis Jordan for cash consideration of $5,000. The issuance was valued at $.25 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Jeremy and Cleis Jordan were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Jeremy and Cleis Jordan had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 4,000 shares of our restricted common stock to Gerda Van Vuurden for cash consideration of $1,000. The issuance was valued at $.25 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Gerda Van Vuurden was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Gerda Van Vuurden had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 46,000 shares of our restricted common stock to Clara and Thomas J. Thomas for cash consideration of $11,500. The issuance was valued at $.25 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Clara and Thomas J. Thomas were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Clara and Thomas J. Thomas had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 160,000 shares of our restricted common stock to Frank Reidy in consideration for the exercise of 160,000 warrants. The issuance was valued at $.21 per share or $33,600. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Frank Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Frank Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 7, 2004, we issued 25,000 shares of our restricted common stock to Anna L. Reidy in consideration for the exercise of 25,000 warrants. The issuance was valued at $.21 per share or $5,250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Anna L. Reidy was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anna L. Reidy had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

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Unless otherwise specifically stated, we issued shares in the above transactions: (a) to consultants because our cash flow was not sufficient to satisfy our obligations to various consultants based on agreements with such consultants; (b) to various parties that subscribed for the purchase of our shares in stock purchase agreements and financing agreements; or (c) in repayment of loans or other obligations.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

3.1(a)   Certificate  of Incorporation and amendments(1)

3.1(b)   Articles of Incorporation of New Mexico Software, Inc.(2)

3.1(c)   Articles of Incorporation of Working Knowledge, Inc.,

         shall be submitted by amendment.

3.2(a)   By-Laws(1)

3.2(b)   By-Laws of New Mexico Software, Inc.(2)

3.2(c)   By-Laws of Working Knowledge, Inc.,

         shall be submitted by amendment.

4.1      2001 Stock Option Plan(2)

5.1      Opinion and Consent of Anslow & Jaclin, LLP

10.1     Richard Govatski Employment Agreement(2)

10.2     First Mirage, Inc., Agreement(2)

10.3     Brian McGowan Consulting Agreement(2)

21.1     Subsidiaries of NMXS.com, Inc.(2)

23.1     Consent of Beckstead & Watts, LLP, independent auditors

24.1     Power of Attorney (included on signature page of Registration

         Statement)

(1) Incorporated herein by reference to the Company's Form SB-2 originally filed with the SEC on February 11, 2000 (SEC File No. 333-30176)

(2) Submitted with the initial Form SB-2 Registration Statement filed on February 12, 2004 (SEC File No. 333-112781.)

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 13th day of August, 2004.

NMXS.com, Inc.

By:/S/ RICHARD GOVATSKI ------------------------- RICHARD GOVATSKI Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned directors and officers of NMXS.com, Inc. hereby constitute and appoint Richard Govatski, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE

/S/ RICHARD GOVATSKI   Chairman of the Board of Directors,   August 13, 2004

--------------------  Chief Executive Officer and President

RICHARD GOVATSKI

/S/ TERESA B. DICKEY       Principal Financial Officer/       August 13, 2004                      Principal Accounting Officer

----------------------           and Director

TERESA B. DICKEY

/S/ JOHN E. HANDLEY ---------------------- Director August 13, 2004 JOHN E. HANDLEY